Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-138924

CALCULATION OF REGISTRATION FEE

Title of each class of	Maximum aggregate	Amount of
securities offered	offering price	registration fee
6.576% Capital Securities	$500,000,000	$53,500(1)

(1)	The filing fee of $53,500.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Prospectus Supplement
(To Prospectus dated February 13, 2007)

$500,000,000

Comerica Capital Trust II
6.576% Capital Securities
(Liquidation amount $1,000 per capital security)
Fully and unconditionally guaranteed, on a subordinated basis, to the extent described below, by
Comerica Incorporated

Comerica Capital Trust II, a Delaware statutory trust, will issue the capital securities. Each capital security represents an undivided beneficial interest in the assets of the trust. The only assets of the trust will be the 6.576% capital efficient notes due 2082 issued by Comerica Incorporated, which we refer to as the “CENts.” The trust will pay distributions on the capital securities only from the proceeds, if any, of interest payments on the CENts.

The CENts will bear interest from the date they are issued to but excluding February 20, 2032, at the annual rate of 6.576% of their principal amount. From that date and until February 20, 2037, the “scheduled maturity date”, the CENts will bear interest at an annual rate equal to one-month LIBOR plus 1.115%, payable monthly in arrears on the 20th day of each calendar month. We have the right, on one or more occasions, to defer the payment of interest on the CENts for one or more consecutive interest periods that do not exceed 5 years without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default and acceleration. In the event of our bankruptcy, holders will have a limited claim for deferred interest.

The principal amount of the CENts will become due on the scheduled maturity date only to the extent that we have received proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the CENts in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and bear interest at a floating rate payable monthly in arrears and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the CENts in full. On February 2, 2082, we must pay any remaining principal and interest on the CENts in full whether or not we have sold qualifying capital securities.

At our option, the CENts may be redeemed at any time in whole or in part at the redemption price set forth herein.

The CENts will be subordinated to all existing and future senior, subordinated and junior subordinated debt of Comerica Incorporated, except for any future debt that by its terms is not superior in right of payment, and will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. Comerica Incorporated will guarantee the capital securities on a subordinated basis to the extent described in this prospectus supplement.

We do not intend to apply for listing of the capital securities on the New York Stock Exchange or any other securities exchange.

See “Risk Factors” beginning on page S-11 for a discussion of certain risks that you should consider in connection with an investment in the capital securities.

These securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to	Underwriting	Proceeds to
	public	commissions	trust

Per Capital Security	$1,000(1)	$10(2)	$1,000(1)
Total	$500,000,000(1)	$5,000,000(2)	$500,000,000(1)

(1)	Plus any distributions accrued on the capital securities since February 20, 2007, if any.

(2)	Comerica Incorporated will pay the underwriting commissions.

We expect to deliver the capital securities to investors through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about February 20, 2007.

Our affiliates, including Comerica Securities, Inc., may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Joint Book-Running Managers

JPMorgan	Citigroup
Sole Structuring Advisor

Co-Managers
Banc of America Securities LLC
              Comerica Securities, Inc.
                              Credit Suisse
                                       Sandler O’Neill + Partners, L.P.
                                                         UBS Investment Bank
February 13, 2007

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the trust have authorized anyone to provide you with any other information. If you receive any information not authorized by us or the trust, you should not rely on it.

The capital securities are being offered for sale only in places where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the capital securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its respective date.

Unless the context otherwise requires, the terms “Comerica,” the “Company,” “we,” “our,” “us” and other similar terms mean Comerica Incorporated and not Comerica Incorporated and its subsidiaries and the term the “trust” means Comerica Capital Trust II, the issuer of the capital securities.

Summary

In this summary, we have highlighted certain information in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the capital securities and the related guarantees and CENts, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus. You should also read the documents we have referred you to in “Where You Can Find More Information” on page 72 of the accompanying prospectus.

Comerica Capital Trust II and Comerica Incorporated

Comerica Capital Trust II, which we refer to as the “trust,” is a Delaware statutory trust. It was created for the purpose of issuing the 6.576% Capital Securities, which we refer to as the “capital securities,” and engaging in the other transactions described in this prospectus supplement and the accompanying prospectus. The trustees of the trust will conduct the business affairs of the trust. Comerica Incorporated is a financial services company incorporated under the laws of the State of Delaware and headquartered in Detroit, Michigan. As of December 31, 2006, it was among the 20 largest commercial banking companies in the United States. Comerica was formed in 1973 to acquire the outstanding common stock of Comerica Bank (formerly Comerica Bank-Detroit), one of Michigan’s oldest banks. As of December 31, 2006, Comerica owned directly or indirectly all the outstanding common stock of 2 active banking and 63 non-banking subsidiaries. At December 31, 2006, Comerica had total assets of approximately $58.0 billion, total deposits of approximately $44.9 billion, total loans (net of unearned income) of approximately $47.4 billion and common shareholders’ equity of approximately $5.2 billion.

Comerica’s principal executive office is at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and its telephone number is (313) 222-6317.

Use of proceeds

All of the proceeds from the sale of the capital securities and common securities of the trust will be invested by the trust in our CENts. We will use the net proceeds from the sale of the CENts to the trust for general corporate purposes, which may include redeeming junior subordinated debt securities underlying currently outstanding trust preferred securities issued by certain of our subsidiary trusts. We currently intend to redeem at 100% of their principal amount the junior subordinated debt securities underlying the $350,000,000 liquidation amount of 7.60% trust preferred securities issued by Comerica Capital Trust I, which mature on July 1, 2050.

The capital securities

Each capital security represents an undivided beneficial ownership interest in the assets of the trust.

The trust will sell the capital securities to the public and its common securities to Comerica. The trust will use the proceeds from those sales to purchase $15,514,000 aggregate principal amount of 6.576% Capital Efficient Notes due 2082, which are a series of the junior subordinated debt securities referred to in the accompanying prospectus and which we refer to in this prospectus supplement as the “CENts.” Comerica will pay interest on the CENts at the same rate and on the same dates as the trust makes payments on the capital securities. The trust will use the payments it receives on the CENts to make the corresponding payments on the capital securities.

Distributions

If you purchase capital securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $1,000 per capital security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of CENts equal to the liquidation amount of such capital security. Distributions will accumulate from February 20, 2007. The trust will make distribution payments on the capital securities semi-annually in arrears, on each February 20 and August 20, beginning on August 20, 2007, through February 20, 2032 and thereafter on a monthly basis on the 20th day of each month, unless those payments are deferred as described below.

Deferral of distributions

We have the right, on one or more occasions, to defer the payment of interest on the CENts for one or more consecutive interest periods that do not exceed five years without being subject to our obligations described under “Description of the CENts—Alternative Payment Mechanism,” and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default under the terms of the CENts or the capital securities. However, no interest deferral may extend beyond the repayment or redemption of the CENts.

If we exercise our right to defer interest payments on the CENts, the trust will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the trust will be required to make any interest or distribution payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the CENts will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the then applicable interest rate on the CENts, compounded on each distribution date.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the CENts, we will be required to pay deferred interest pursuant to the alternative payment mechanism described under “Description of the CENts—Alternative Payment Mechanism.” At any time during a deferral period, we may not pay deferred interest except pursuant to the alternative payment mechanism, except that if the Board of Governors of the Federal Reserve System (the “Federal Reserve”) has disapproved our sale of qualifying warrants and qualifying noncumulative preferred stock, we may pay deferred interest during a deferral period with any available funds or, if we are involved in a “business combination” (as defined below), the surviving entity in such business combination may pay deferred interest with any available funds on the next interest payment date following the date of consummation of the business combination (or if later, any time within 90 days following the date of such consummation).

Redemption of capital securities

The trust will use the proceeds of any repayment or redemption of the CENts to redeem, on a proportionate basis, an equal amount of capital securities and common securities.

Any repayment, redemption or purchase of the capital securities by us or our subsidiaries will be subject to the limitations described under “Replacement Capital Covenant” below. In addition, under the current rules of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital.

However, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “Description of the CENts—Repayment of Principal,” on the scheduled maturity date. For a description of our rights to redeem the CENts, see “Description of the CENts—Redemption” below.

Liquidation of the trust and distribution of CENts to holders

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the property trustee of the trust to distribute the CENts to the holders of the capital securities and common securities. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

Further issues

The trust has the right to issue additional capital securities of this series in the future. Any such additional capital securities will have the same terms as the capital securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the capital securities being offered hereby, provided that the total liquidation amount of capital securities outstanding may not exceed $500,000,000. If issued, any such additional capital securities will become part of the same series as the capital securities being offered hereby.

Book-entry

The capital securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and capital securities will not be registered in your name, except under certain limited circumstances described below in “Description of the CENts—Book-Entry Issuance” and under “Description of Capital Securities and Guarantees—Book-Entry Form” in the accompanying prospectus.

No listing

We do not intend to apply for listing of the capital securities on the New York Stock Exchange or any other securities exchange.

The CENts

Repayment of principal

We must repay the principal amount of the CENts, together with accrued and unpaid interest, on February 20, 2037 or if that date is not a business day, the next business day (the “scheduled maturity date”), subject to the limitations described below.

We are required to repay the CENts on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of “qualifying capital securities,” as described under “Replacement Capital Covenant,” during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the CENts on the scheduled maturity date, the unpaid portion will remain outstanding and bear interest payable monthly until repaid. We will be required to repay the unpaid portion of the CENts on each subsequent interest payment date to the extent of the net proceeds we receive from any subsequent issuance of qualifying capital securities or upon the occurrence of an event of default.

We will use our commercially reasonable efforts, subject to a “market disruption event,” as described under “Description of the CENts—Market Disruption Events,” to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to the scheduled maturity date to permit repayment of the CENts in full on the scheduled maturity date in accordance with the replacement capital covenant. If we are unable for any reason to raise sufficient proceeds, we will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the CENts on the following monthly interest payment date, and on each monthly interest payment date thereafter, until the CENts are paid in full.

Any unpaid principal amount of the CENts, together with accrued and unpaid interest, will be due and payable on February 2, 2082 (or if this day is not a business day, the following business day), which is the final repayment date for the CENts, regardless of the amount of qualifying capital securities we have issued and sold by that time.

Although under the replacement capital covenant the principal amount of CENts that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock and debt exchangeable for equity in addition to qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the CENts on the scheduled maturity date or at any time thereafter.

Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts as described above since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts.

Interest

The CENts will bear interest at the annual rate of 6.576% to but excluding February 20, 2032 and thereafter until the scheduled maturity date at an annual rate equal to one-month LIBOR plus 1.115%. Interest on the CENts will accrue from February 20, 2007. Comerica Incorporated will pay interest semi-annually in arrears on February 20 and August 20 of each year commencing August 20, 2007 through February 20, 2032 and thereafter monthly in arrears on the 20th day of each calendar month (or if this day is not a business day, the following business day unless the payment date would fall in the next calendar month, in which case such payment will be made on the business day immediately before the scheduled payment date) beginning March 20, 2032 (we refer to these dates as “interest payment dates”). If any CENts remain outstanding after the scheduled maturity date, they will bear interest at an annual rate equal to one-month LIBOR plus 2.115% until they are repaid.

Ranking

The CENts will constitute one series of the junior subordinated debt securities referred to in the accompanying prospectus and will be issued by Comerica under the indenture referred to in the accompanying prospectus. The CENts will be unsecured and will rank junior to all existing and future senior, subordinated and junior subordinated debt of Comerica Incorporated except for any future debt that by its terms is not superior in right of payment to the CENts. For purposes of the CENts, “senior debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business which will rank pari passu with the CENts. The CENts will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness is senior to the CENts. See “Description of the CENts” for the definition of “senior debt.”

Certain payment restrictions applicable to Comerica

During any period in which

•	there has occurred any event of which we have actual knowledge that with the giving of notice or lapse of time would become an event of default under the indenture and which we have not taken reasonable steps to cure;

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	accrued interest through the most recent interest payment date has not been paid in full, whether during any applicable deferral period or otherwise,

we generally may not make payments on or redeem or purchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the CENts, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or purchase any of our securities that rank pari passu with or junior in interest to the most senior securities issued pursuant to alternative payment mechanism described below (i.e., qualifying non-cumulative preferred stock) will continue until the first anniversary of the date on which all deferred interest has been paid.

Redemption of CENts

We may elect to redeem any or all of the CENts at any time at a redemption price equal to (1) 100% of their principal amount or (2) in the case of any redemption prior to February 20, 2032, if greater, a make-whole price calculated as described under “Description of the CENts— Redemption—Optional Redemption”, in each case plus accrued and unpaid interest through the date of redemption. In addition, we may elect to redeem all, but not less than all, of the CENts for a price equal to (i) their principal amount if certain changes occur relating to the capital treatment of the capital securities or relating to investment company laws or (ii) a make-whole redemption price if certain changes occur relating to the tax treatment or rating agency treatment of the capital securities (in each case plus accrued and unpaid interest). For a description of the changes that would permit such a redemption and the applicable redemption amounts, see “Description of the CENts—Redemption” below. Any redemption of the CENts will be subject to the limitations described under “Replacement Capital Covenant” below.

In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the CENts prior to the scheduled maturity date.

Events of default

The following events are “events of default” with respect to the CENts:

•	failure to pay in full any interest, including compounded interest, accrued on any CENts upon the conclusion of a ten-year period commencing with the first interest period for which interest (including compounded interest) has not been paid in full and continuance of such failure to pay for a period of 30 days; or

•	default in the payment of the principal of the CENts when due whether at maturity, upon redemption or otherwise, subject to the limitation described under “—Repayment of Principal” above; or

•	certain events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the CENts will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the CENts fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. In the case of any other event of default, there is no right to declare the principal amount of the CENts immediately due and payable.

Replacement capital covenant

We agree in the replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the CENts (or in certain limited cases long-term indebtedness of our subsidiary, Comerica Bank) that the CENts and capital securities will not be repaid, redeemed or purchased by us or any of our subsidiaries on or before February 2, 2062 unless (i) in the case of a redemption or purchase, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and (ii) the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds we have received from the sale of common stock, rights to acquire common stock, “mandatorily convertible preferred stock,” “debt exchangeable for equity” and certain qualifying capital securities since the later of (x) the date 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase and (y) to the extent the CENts are outstanding after the scheduled maturity date, the most recent date, if any, on which a notice of repayment or redemption was delivered in respect of, or on which we or any of our subsidiaries purchased, any CENts or capital securities. Certain provisions of the replacement capital covenant, including the definitions of mandatorily convertible preferred stock, debt exchangeable for equity, qualifying capital securities and other important terms, are described under “Replacement Capital Covenant” below.

Guarantee by Comerica

We will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and to the extent the trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the trust amounts due under the CENts.

As issuer of the CENts, we are also obligated to pay the expenses and other obligations of the trust, other than its obligations to make payments on the capital securities.

Certain ERISA matters

In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans subject to Section 4975 of the Internal Revenue Code (the “Code”) and plans subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) (or entities deemed to hold the assets of any such employee benefit plan or plan) (collectively, “Plans”) will be eligible to purchase the capital securities. By indirectly or directly purchasing or holding capital securities or any interest in them, you will be deemed to have represented that either: (i) you are not a Plan and are not purchasing the capital securities on behalf of or with “plan assets” of any Plan; or (ii) your purchase, holding and disposition of capital securities (or CENts) will not violate any Similar Laws and either (a) will not result in a non-exempt prohibited transaction under ERISA or the Code or (b) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

Because the capital securities will not be registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, the capital securities will not meet the criteria for “publicly-offered securities” for purposes of the exception to the ERISA plan assets regulation described in “ERISA Considerations” in the accompanying prospectus. Therefore, the underlying assets of the trust may be deemed to be “plan assets” of investing plans if participation in the purchase and holding of the capital securities by benefit plan investors is deemed “significant” within the meaning of the ERISA plan asset regulations.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences under ERISA, the Code or Similar Laws of any investment in the capital securities. See “ERISA Considerations.”

Risk factors

Before deciding whether to purchase any capital securities, you should pay special attention to the following risk factors, as well as the risk factors set forth in the accompanying prospectus under “Risk Factors.”

Our obligations to make payments on the CENts and the guarantee are subordinate to our payment obligations under our senior debt.

Our obligations under the CENts and the guarantee are unsecured and rank junior in right of payment to all of our existing and future senior debt (as defined below). Our senior debt includes approximately $361 million of existing junior subordinated debt securities issued in connection with trust preferred securities issued by our capital trusts, all of which we intend to redeem with a portion of the proceeds of the sale of the capital securities and common securities. See “Description of the CENts” for the definition of “senior debt.” As of December 31, 2006, there was approximately $806 million of outstanding senior debt of Comerica, excluding obligations under letters of credit, guarantees, foreign exchange contracts and interest swap contracts. In addition, Comerica was obligated on such date under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts to which the CENts will be subordinated pursuant to the terms of the indenture.

This means that we cannot make any payments on the CENts or under the guarantee if certain events of default have occurred under our senior debt. In addition, the terms of our outstanding junior subordinated debt securities prohibit us from making any payment of interest on the CENts or under the guarantee and from repaying, redeeming or repurchasing any CENts if there exists an event of default with respect to our outstanding junior subordinated debt securities or at any time we have deferred interest thereunder. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the CENts or under the guarantee.

Interest payments may be made on pari passu securities even though interest has not been paid on the CENts.

Substantially all of our existing debt is senior debt. We may in the future issue debt securities that rank upon our liquidation on a parity with the CENts (“parity securities”) as to which during a deferral period on the CENts we are required to make payments of interest that are not made pro rata with payments of interest on the CENts or other parity securities and that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the CENts permit us during a deferral period to make any payment of current interest on parity securities that is made pro rata to the amounts due on such parity securities and the CENts and any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities, subject to the limitations described in the last paragraph under “Description of the CENts—Alternative Payment Mechanism” to the extent that it applies. The terms of the indenture, the guarantee and the trust agreement with respect to the trust and the capital securities do not limit our ability to incur additional debt, including secured or unsecured debt or parity securities.

The CENts and the guarantee will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the CENts and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the CENts and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of Comerica as the source of payment for the CENts and the guarantee.

Our ability to make distributions on or redeem the capital securities is restricted.

Federal banking authorities will have the right to examine the trust and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the trust’s ability to make distributions on or to redeem the capital securities.

The guarantee only guarantees payments on the capital securities if the trust has cash available.

If we fail to make payments on the CENts, the trust will be unable to make the related distribution, redemption or liquidation payments on the capital securities to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the CENts, you may rely on the property trustee of the trust to enforce the trust’s rights under the CENts or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed.

Our obligation to repay on the scheduled maturity date is subject to issuance of qualifying capital securities.

Our obligation to repay the CENts on the scheduled maturity date of February 20, 2037 is limited. We are required to repay the CENts on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities (as defined under “Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the CENts on the scheduled maturity date, the unpaid amount will remain outstanding until (i) we have raised sufficient net proceeds to permit repayment in full in accordance with this requirement, (ii) we redeem the CENts, (iii) an event of default occurs or (iv) the final repayment date for the CENts on February 2, 2082. Our ability to raise proceeds in connection with this obligation to repay the CENts will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to raise sufficient net proceeds from the issuance of qualifying capital securities to repay the CENts during the 180-day period referred to above and from month to month thereafter until the CENts are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until February 2, 2082, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur.

Moreover, we are entering into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the CENts, or in certain limited cases holders of a designated series of indebtedness of Comerica Bank, pursuant to which we will covenant that neither we nor any of our subsidiaries will repay, redeem or purchase CENts or capital securities on or before February 2, 2062 unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of qualifying capital securities, mandatorily convertible preferred stock, debt exchangeable for equity, common stock or rights to acquire common stock. Although under the replacement capital covenant, the principal amount of CENts that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock and debt exchangeable for equity in addition to qualifying capital securities, we may modify the replacement capital covenant without your consent if the modification does not further restrict our ability to repay the CENts in connection with an issuance of qualifying capital securities. In addition, under the indenture we have no obligation to use commercially reasonable efforts to issue any securities that may entitle us under the replacement capital covenant to repay the CENts other than qualifying capital securities, nor do we have any obligation to use the proceeds of the issuance of any securities other than qualifying capital securities to repay the CENts on the scheduled maturity date or at any time thereafter. See “Replacement Capital Covenant.”

We have the right to defer interest for 10 years without causing an event of default and such deferral of interest payments could adversely affect the market price of the capital securities and have tax consequences.

We have the right to defer interest on the CENts for a period of up to 10 consecutive years. Although we would be subject to the alternative payment mechanism after we have deferred interest for a period of five consecutive years (or such shorter period resulting from our payment of current interest), if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the CENts for a period of up to 10 consecutive years without causing an event of default. During any such deferral period, holders of capital securities will receive limited or no current payments on the capital securities and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against the trust or us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the 10-year deferral period.

We currently do not intend to exercise our right to defer payments of interest on the CENts. However, if we exercise that right in the future, the market price of the capital securities is likely to be affected. As a result of the existence of our deferral right, the market price of the capital securities, payments on which depend solely on payments being made on the CENts, may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the CENts and you elect to sell capital securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its capital securities until the payment of interest at the end of the deferral period.

If we do defer interest payments on the CENts, you will be required to include accrued interest income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the CENts held by the trust, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid. You should consult with your own tax advisor regarding the tax consequences of an investment in the capital securities. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the CENts (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of qualifying warrants up to the “share cap” or “qualifying non-cumulative preferred stock” up to the “preferred stock issuance cap” (each as defined under “Description of the CENts—Alternative Payment Mechanism”) unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest. Under the terms of the share cap, we may not issue qualifying warrants pursuant to the alternative payment mechanism for purposes of paying deferred interest on the CENts to the extent that the total number of shares of our common stock underlying those qualifying warrants, together with all qualifying warrants previously issued pursuant to the alternative payment mechanism, exceeds 25 million shares (subject to customary anti-dilution adjustments). If that number of shares is exceeded, we are required to use commercially reasonable efforts to increase the share cap from time to time to a number of shares of our common stock that would allow us to satisfy our obligations with respect to the alternative payment mechanism, and we further must use commercially reasonable efforts, subject to the share cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest in accordance with the alternative payment mechanism. However, we cannot guarantee that we will be able to increase the share cap or to set the terms of the qualifying warrants so as to raise sufficient proceeds to pay all such deferred interest.

The preferred stock issuance cap limits the net proceeds of the issuance of qualifying non-cumulative preferred stock that we may apply to the payment of deferred interest with respect to all deferral periods to 25% of the aggregate principal amount of the CENts then outstanding. We may increase the share cap without your consent, but we may not increase the preferred stock issuance cap. These restrictions may prevent or delay a sale of qualifying warrants or qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the CENts.

The occurrence of a market disruption event may prevent or delay a sale of qualifying warrants or qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the CENts. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our stockholders or a regulatory body or governmental authority to issue qualifying warrants or qualifying non-cumulative preferred stock notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying warrants or qualifying non-cumulative preferred stock, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient common or preferred stock to fund deferred interest payments in these circumstances (other than as a result of Federal Reserve disapproval), we will not be permitted to pay deferred interest to the trust and, accordingly, no payment of distributions may be made on the capital securities, even if we have cash available from other sources. On any date and for any period the amount of net proceeds received by us from sales of our qualifying warrants and qualifying non-cumulative preferred stock and available for payment of the deferred interest and distributions shall be applied to the CENts and certain other parity securities on a pro rata basis up to the warrant issuance cap (as described below), share cap or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the CENts and such securities, or on such other basis as the Federal Reserve may approve. See “Description of the CENts—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

Payment of deferred interest is subject to approval by the Federal Reserve.

We must notify the Federal Reserve if the alternative payment mechanism is applicable. We may not sell our qualifying warrants or qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism or use the proceeds of such sale to pay deferred interest, in either case, if the Federal Reserve has disapproved of such actions. Accordingly, if we elect to defer interest and the Federal Reserve disapproves of either our sale of qualifying warrants or qualifying preferred stock pursuant to the alternative payment mechanism or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the alternative payment mechanism. We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, we could defer interest for up to 10 years without being required to sell our qualifying warrants or qualifying non-cumulative preferred stock and apply the proceeds to pay deferred interest.

Our obligation to issue qualifying warrants under the alternative payment mechanism is limited.

The indenture limits our obligation to raise proceeds from the sale of qualifying warrants to pay deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) prior to the ninth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “warrant issuance cap.” Once we reach the warrant issuance cap for a deferral period, we will no longer be required to sell qualifying warrants to pay deferred interest relating to such deferral period unless such deferral extends beyond the date that is nine years following the commencement of the relevant deferral period. See “Description of the CENts—Alternative Payment Mechanism.”

Dissolution of the trust could have negative tax consequences.

We may dissolve the trust at any time. Upon dissolution of the trust, CENts may be distributed to the holders of the capital securities, as described under “Description of Capital Securities and

Guarantees—Capital Securities—Redemption or Exchange” in the accompanying prospectus. Under current United States federal income tax law, and assuming, as expected, that the trust is treated as a grantor trust, such a distribution of CENts to you should not be a taxable event. However, if the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the CENts to you may be a taxable event. You should consult with your own tax advisor regarding the tax consequences of an investment in the capital securities.

We may redeem the CENts at any time, and a challenge to their tax characterization or certain other events could result in a lower redemption price.

We may elect to redeem any or all of the CENts at any time at a redemption price equal to (1) 100% of their principal amount or (2) in the case of any redemption prior to February 20, 2032, if greater, a make-whole price calculated as described under “Description of the CENts— Redemption—Optional Redemption”, in each case plus accrued and unpaid interest through the date of redemption. In addition, at any time within 90 days of the occurrence of certain changes relating to tax laws or regulations or in the rating agency treatment of the capital securities, we may redeem all, but not less than all, of the CENts for a price equal to their principal amount or a make-whole price, if greater, in each case plus accrued and unpaid interest. Any make-whole price payable in a redemption that results from a tax event or rating agency event will be lower than the price that would have been payable otherwise. We also may redeem the CENts in whole, but not in part, at any time within 90 days of the occurrence of a “capital treatment event” or “investment company event”, in each case at 100% of their liquidation amount, plus accrued and unpaid distributions through the date of redemption.

A threatened challenge by the Internal Revenue Service (the “IRS”) to the tax characterization of the CENts, or of similar instruments issued by other issuers, as debt could give rise to a tax event. The views of our tax counsel, as set out in “Certain United States Federal Income Tax Consequences”, are not binding on the IRS. Moreover, the characterization of an instrument as debt for tax purposes is based on all the relevant facts and circumstances, and it is the general policy of the IRS to scrutinize these facts and circumstances in the case of instruments such as the CENts. An IRS pronouncement or threatened challenge resulting in a tax event could therefore occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the CENts, changes or proposed changes in the treatment of the CENts for Federal Reserve capital adequacy purposes, and changes relating to the treatment of the trust as an “investment company”, could result in the CENts being redeemed at a price lower than would otherwise be the case. See “Description of the CENts—Redemption” for a further description of those events.

Our right to redeem the CENts is limited by the replacement capital covenant.

As described above, we may redeem any or all of CENts prior to their scheduled maturity date. However, the replacement capital covenant which is described under “Replacement Capital Covenant” will limit our right to redeem or purchase CENts. In the replacement capital covenant, we will covenant, for the benefit of holders of a designated series of our indebtedness that ranks senior to the CENts, that we will not redeem the CENts or capital securities before February 2, 2062, subject to certain limitations, unless during the six months prior to the date we give notice of redemption, we have received proceeds from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity or qualifying capital securities. Accordingly, there could be circumstances in which it would be in the interest of both you and us that some or all of the capital securities be redeemed, and sufficient cash is available for that purpose, but we will be restricted from doing so because we did not obtain proceeds from the sale of common stock, mandatorily convertible preferred stock, debt exchangeable for equity or qualifying capital securities.

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any CENts, whether voluntary or not, a holder of CENts will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest) on such holder’s CENts. A holder of CENts will, however, have an additional preferred equity claim in respect of such accumulated and unpaid interest (including compounded interest thereon) that is senior to our common stock and is or would be pari passu with any qualifying non-cumulative preferred stock up to the amount equal to its pro rata share of any unused portion of the preferred stock issuance cap. Any claim for deferred and unpaid interest in the event of our bankruptcy, insolvency or receivership will be subject to applicable law.

Holders have limited rights of acceleration.

The remedies for any breach of our obligations under the alternative payment mechanism, the limitation on the source for payments of deferred interest, the restrictions imposed in connection with any optional deferral of interest payments and our obligation to raise proceeds from the issuance of qualifying capital securities to permit the repayment of the CENts on or after the scheduled maturity date are all limited. Our failure to comply with these obligations and restrictions would not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the indenture.

Holders have limited voting rights.

As a holder of capital securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the trust’s property trustee, the Delaware trustee or administrative trustee, all of which will be appointed, removed or replaced by Comerica. However, if an event of default occurs with respect to the CENts, you would be entitled to vote to remove, replace or appoint the property trustee and the Delaware trustee.

You may not be able to enforce your rights against us directly if an event of default occurs; you may have to rely on the property trustee to enforce your rights.

You will not always be able to directly enforce your rights against us if an event of default occurs.

If an event of default under the CENts occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the CENts, to enforce your rights against us.

You may only bring a legal action against us directly if an event of default under the trust agreement occurs because of our failure to pay when due interest on or the principal of the CENts.

If you sell your capital securities between record dates for distribution payments, you will have to include accrued but unpaid distributions in your taxable income.

The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the CENts.

If you dispose of your capital securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the CENts through the date of your disposition.

Upon the sale of your capital securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. The amount you receive for your capital securities may not fully reflect the value of any accrued but unpaid interest at the time of the sale while your adjusted tax basis will include any accrued but unpaid interest. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes.

Changes in demand for capital securities could adversely affect the market price of the capital securities.

Neither we nor the trust can assure you as to the market prices for the capital securities or the CENts that may be distributed in exchange for the capital securities. Investor demand for the capital securities may be greater or less than for traditional trust preferred instruments. Investor demand for securities with the characteristics of the capital securities may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the capital securities that you may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a discount to the price that you paid to purchase the capital securities if investor demand for securities with characteristics similar to those of the capital securities decreases over time. Furthermore, if we exchange the capital securities for the CENts, demand for the CENts may be greater or less than demand for the capital securities.

An active trading market for the capital securities may not develop.

We do not intend to apply for listing of the capital securities on the New York Stock Exchange or any other securities exchange. Although we have been advised that the underwriters intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

Comerica Capital Trust II

The trust is a statutory trust created under Delaware law in 2001. It is one of the issuers formed for the purposes and having the characteristics described under the caption “Comerica Capital Trusts” in the accompanying prospectus. The trust will be governed by the amended and restated declaration of trust and trust agreement to be signed by Comerica, as sponsor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the administrative trustee named in the trust agreement. The trust will have a term of 80 years unless sooner dissolved.

Comerica Incorporated will own common securities of the trust in an aggregate liquidation amount equal to $15,464,000.

The trust will not be subject to the reporting requirements of the Securities Exchange Act of 1934.

Comerica Incorporated

Comerica Incorporated is a financial services company incorporated under the laws of the State of Delaware and headquartered in Detroit, Michigan. As of December 31, 2006, it was among the 20 largest commercial banking companies in the United States. Comerica was formed in 1973 to acquire the outstanding common stock of Comerica Bank (formerly Comerica Bank-Detroit), one of Michigan’s oldest banks. As of December 31, 2006, Comerica owned directly or indirectly all the outstanding common stock of 2 active banking and 63 non-banking subsidiaries. At December 31, 2006, Comerica had total assets of approximately $58.0 billion, total deposits of approximately $44.9 billion, total loans (net of unearned income) of approximately $47.4 billion and common shareholders’ equity of approximately $5.2 billion.

Comerica’s principal executive office is at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and its telephone number is (313) 222-6317.

Use of proceeds

All of the proceeds from the sale of the capital securities and common securities will be invested by the trust in our CENts. We will use the net proceeds from the sale of the CENts to the trust for general corporate purposes, which may include redeeming junior subordinated debt securities underlying currently outstanding trust preferred securities issued by certain of our subsidiary trusts. We currently intend to redeem at 100% of their principal amount the junior subordinated debt securities underlying the $350,000,000 liquidation amount of 7.60% trust preferred securities issued by Comerica Capital Trust I, which mature on July 1, 2050.

Accounting treatment; regulatory capital

The trust will not be consolidated on our balance sheet as a result of recent accounting changes reflected in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the CENts we issue to the trust as a liability and the amount we invest in the trust’s common securities as an asset. The interest paid on the CENts will be recorded as interest expense on our income statement.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The capital securities will qualify as Tier 1 capital.

Description of the capital securities

The capital securities represent undivided beneficial ownership interests in the assets of the trust and are “capital securities,” as described in the accompanying prospectus.

We have summarized below certain terms of the capital securities. This summary supplements the general description of the trust preferred securities contained in the accompanying prospectus. Any information regarding the capital securities contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede the inconsistent information in the accompanying prospectus.

This summary is not complete. You should also refer to the trust agreement, a form of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part (the “registration statement”). The Bank of New York will act as property trustee under the trust agreement.

Guarantee of capital securities

Under the guarantee, Comerica Incorporated will guarantee certain payment obligations of the trust. The guarantee will rank subordinate and junior in right of payment to all of our senior debt in the same manner as the CENts. For a description of the terms of our guarantee, see “Description of Capital Securities and Guarantees—Capital Securities Guarantees” in the accompanying prospectus. The Bank of New York will be the guarantee trustee. The trust agreement provides that, by your acceptance of capital securities, you agree to the provisions of the guarantee and the indenture.

Distributions

You will be entitled to receive periodic distributions on the stated liquidation amount of each capital security ($1,000) on the same payment dates and in the same amounts as we pay interest on a principal amount of CENts equal to the liquidation amount of such capital security. On each distribution date, the trust will pay the applicable distribution to the holders of the capital securities on the record date for that distribution date. As long as the capital securities remain in book-entry form, the record dates for the capital securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day”

means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Detroit, Michigan or Wilmington, Delaware are authorized or required by law or executive order to remain closed, or on or after February 20, 2032, a day that is not a London business day. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. If capital securities are not in book-entry form, the record date will be the first day of the month in which the relevant distribution date occurs.

The period beginning on and including February 20, 2007 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.”

Deferral of distributions

We have the right, on one or more occasions, to defer payment of interest on the CENts for one or more consecutive interest periods that do not exceed 10 years, as described under “Description of the CENts—Option to Defer Interest Payments” below. If we exercise this right, the trust will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the trust will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Description of the CENts—Alternative Payment Mechanism” below, interest on the CENts will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the interest rate in effect from time to time on the CENts, compounded on each interest payment date. References to “accumulated and unpaid distributions” in this prospectus supplement and the accompanying prospectus include all accumulated and unpaid distributions, including compounded amounts thereon.

Redemption

If we repay or redeem the CENts, in whole or in part, whether at, prior to or after the scheduled maturity, the institutional trustee will use the proceeds of that repayment or redemption to redeem a total amount of capital securities and common securities equal to the amount of CENts redeemed or repaid. Any redemption or purchase of the capital securities by us or our subsidiaries will be subject to the limitations described under “Replacement Capital Covenant” below. Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts on or after the scheduled maturity date since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “Description of the CENts—Repayment of Principal,” on the scheduled maturity date.

The redemption price per security at maturity will equal the $1,000 liquidation amount, and the redemption price in the event of a redemption or repayment of CENts will equal the applicable redemption or repayment price attributed to $1,000 in principal amount of the CENts calculated as described under “Description of the CENts—Redemption” or “—Repayment of Principal” below, in each case plus accumulated but unpaid distributions to the date of payment.

If less than all capital securities and common securities are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of capital securities and common securities outstanding, except as otherwise provided under “Description of Capital Securities and Guarantees—Capital Securities—Subordination of Common Securities” in the accompanying prospectus.

The property trustee will give holders of capital securities not less than 30 nor more than 60 days’ notice prior to the date of any redemption of capital securities relating to the redemption of CENts and not less than 10 nor more than 15 business days’ notice prior to the date of any redemption of capital securities relating to the repayment of CENts. See “Description of the CENts—Redemption” and “—Repayment of Principal” for a description of the redemption and repayment terms of the CENts.

Optional liquidation of trust and distribution of CENts to holders

We may elect to dissolve the trust at any time and, after satisfaction of the trust’s liabilities, to cause the property trustee to distribute the CENts to the holders of the capital securities and common securities. However, if then required under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

We anticipate that any distribution of CENts would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the capital securities. See “Description of the CENts—Book-Entry Issuance” below and “Description of Debt Securities—General” in the accompanying prospectus.

Under current United States federal income tax law, and assuming, as expected, the trust is treated as a grantor trust, a distribution of CENts in exchange for the capital securities would not be a taxable event to you. If, however, the trust were subject to United States federal income tax with respect to income accrued or received on the CENts, the distribution of the CENts by the trust would be a taxable event to the trust and to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Receipt of CENts or Cash Upon Liquidation of the Trust” below.

Liquidation value

Upon liquidation of the trust, you would be entitled to receive $1,000 per capital security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of CENts, subject to specified exceptions. See “Description of Capital Securities and Guarantees— Capital Securities—Liquidation Distribution Upon Dissolution of Comerica Capital Trust” in the accompanying prospectus.

Subordination of common securities

The trust will pay distributions on its common securities at the same rate and on the same distribution dates as the capital securities. However, if there is an event of default and acceleration under the indenture, the trust will not pay distributions on the common securities until all distributions on the capital securities have been paid in full. For a more detailed description of circumstances in which the capital securities will have a preference over the common securities, see “Description of Capital Securities and Guarantees—Capital Securities—Subordination of Common Securities” in the accompanying prospectus.

Events of default under trust agreement

For a description of the events of default under the trust agreement, as well as a summary of the remedies available as a result of those events of default, see “Description of Capital Securities and Guarantees— Capital Securities—Events of Default; Notice” in the accompanying prospectus.

An event of default under the indenture with respect to our failure to pay interest that we are otherwise obligated to pay on the CENts in full within 30 days after the conclusion of a deferral period that continues for 10 years entitles the property trustee, as sole holder of the CENts, to declare the CENts due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default with respect to the CENts, see “Description of the CENts—Events of Default” below, as well as “Description of Debt Securities—Events of Default, Waiver” in the accompanying prospectus.

Voting rights

Except as described under “Description of Debt Securities—Modification of the Indenture; Waiver of Compliance,” “Description of Capital Securities—Capital Securities—Voting and Preemptive Rights” and “Description of Guarantees—Amendments and Assignment” in the accompanying prospectus, or as otherwise required by law or the trust agreement, as an owner of capital securities, you will not have any voting rights.

Further issues

The trust has the right to issue additional capital securities of this series in the future. Any such additional capital securities will have the same terms as the capital securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the capital securities being offered hereby, provided that the total liquidation amount of capital securities outstanding may not exceed $600,000,000. If issued, any such additional capital securities will become part of the same series as the capital securities being offered hereby.

Description of the CENts

We have summarized below certain terms of the 6.576% Capital Efficient Notes due February 2, 2082 which we refer to in this prospectus supplement as the “CENts”. This summary supplements the general description of the junior subordinated debt securities contained in the accompanying prospectus. Any information regarding the CENts contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede the inconsistent information in the accompanying prospectus.

This summary is not complete. You should refer to the indenture, which has been filed as an exhibit to the registration statement, and the first supplemental indenture, a copy of which is available from us upon request. References herein to the “indenture” are to the indenture, as supplemented. The Bank of New York will act as indenture trustee under the indenture. We anticipate that until the liquidation, if any, of the trust, each CENts will be held by the property trustee in trust for the benefit of the holders of the capital securities and the common securities.

The CENts will be a series of “junior subordinated debt securities” under the indenture, as described herein and in the accompanying prospectus. They will be unsecured and junior in right of payment to all of our senior debt. For purposes of the CENts, “senior debt” has the meaning given to that term under “Description of Junior Subordinated Debt Securities—Subordination” in the accompanying prospectus, except that (i) it also will include debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities except to the extent, in the case of any such securities or guarantees issued after the date hereof, the instrument creating those obligations provides that they are not superior in right of payment to the CENts and (ii) it will exclude trade accounts payable and accrued liabilities arising in the ordinary course of business (which will rank pari passu with the CENts). Substantially all our existing indebtedness, including approximately $361 million of existing junior subordinated debt securities or guarantees issued in connection with trust preferred securities issued by our capital trusts, is senior debt.

Interest rate and interest payment dates

The CENts will bear interest at the annual rate of 6.576% to but excluding February 20, 2032, payable semiannually in arrears on February 20 and August 20 of each year, beginning August 20, 2007, and thereafter until the scheduled maturity date at an annual rate equal to one-month LIBOR, as defined below, plus 1.115%, payable monthly in arrears on the 20th day of each calendar month beginning March 20, 2032. We refer to these dates as “interest payment dates” and to the period beginning on and including February 20, 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period”. The amount of interest payable for any interest period ending on or prior to February 20, 2032 will be computed on the basis of a 360-day year of twelve 30-day months and for any interest period ending after such date will be computed on the basis of a 360-day year and the actual number of days elapsed. In the event that any interest payment date on or before February 20, 2032 would otherwise fall on a day that is not a business day (as defined below), that interest payment date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement. In the event that any interest payment date after February 20, 2032 would otherwise fall on a day that is not a business day, that interest payment date will be postponed to the next day that is a business day. However, if the postponement would cause the day to fall in the next calendar month, the interest payment date will instead be brought forward to the immediately preceding business day.

The calculation agent will calculate the floating rate and the amount of interest payable on each quarterly interest payment date relating to the floating rate period. Promptly upon such determination, the calculation agent will notify the issuer and, if the trustee is not then serving as the calculation agent, the trustee, of the floating rate for the new quarterly interest payment period. The floating rate determined by the calculation agent, absent manifest error, will be binding and conclusive on the issuer and the holders of the capital securities and the trustee. The Bank of New York will initially act as the calculation agent.

For the purposes of calculating interest due on the CENts during the floating rate payment period:

•	“One-month LIBOR” means, with respect to any floating rate payment period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the LIBOR determination date for that monthly interest period. If such rate does not appear on Moneyline Telerate Page 3750, one-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR determination date for that monthly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly interest period for loans in U.S. dollars to leading European banks for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one-month LIBOR for that monthly interest period will be the same as one-month LIBOR as determined for the previous monthly interest period or, in the case of the monthly interest period beginning on February 20, 2032, 5.32%. The establishment of one-month LIBOR for each monthly interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means Comerica Bank, or any other firm appointed by us, acting as calculation agent.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly interest period.

•	“MoneyLine Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on Telerate Page 3750 or any replacement page or pages on that service.

•	“Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate Page (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date.

When we use the term “interest,” we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

If any amount of CENts remains outstanding after the scheduled maturity date, the principal amount of the outstanding CENts will bear interest at a floating interest rate until repaid as described under “—Repayment of Principal” below.

Option to defer interest payments

We may elect at one or more times to defer payment of interest on the CENts for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date. We may not defer interest beyond February 2, 2082 or the earlier repayment or redemption in full of the CENts. Our right to repay or redeem the CENts prior to February 2, 2082 is subject to our ability to also pay all accrued and unpaid interest, including any deferred interest (including compounded interest) to the repayment or redemption date. We currently do not intend to exercise our right to defer payments of interest on the CENts.

Deferred interest on the CENts will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the CENts.

We have agreed in the indenture that, after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved:

•	immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell “qualifying warrants” and “qualifying non-cumulative preferred stock” pursuant to the alternative payment mechanism unless we have delivered notice of a “market disruption event” and apply the “eligible proceeds,” as these terms are defined under “—Market Disruption Events” and “—Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded interest) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•	we will not pay deferred interest on the CENts (and compounded interest thereon) prior to the final repayment date or at any time an event of default has occurred and is continuing from any source other than eligible proceeds, except as contemplated by the following paragraph. We may pay current interest at all times from any available funds.

If the Federal Reserve has disapproved of the sale of qualifying warrants or qualifying non-cumulative preferred stock, we may pay interest from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying warrants or qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism but the Federal Reserve disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the surviving or resulting entity may settle all deferred interest on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of such consummation) with any available funds. The alternative payment mechanism will, however, apply to the deferral period if it does not elect to do so, and will in any event apply to any deferral period that commences after the consummation of the business combination. The settlement of all deferred interest, whether it occurs on an interest payment date or another date will immediately terminate the deferral period.

If we have paid all deferred interest (and compounded interest) on the CENts, we can again defer interest payments on the CENts as described above.

Dividend and other payment stoppages during interest deferral and under certain other circumstances

We will agree that, so long as any CENts remain outstanding, if

•	there has occurred and is continuing an event of default with respect to the CENts;

•	we are in default regarding our payment of any obligations under our guarantee regarding the trust; or

•	accrued interest through the most recent payment date has not been paid in full, whether during any applicable deferral period or otherwise,

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank upon our liquidation on a parity with the CENts (“parity securities”) or junior to the CENts; or

•	make any guarantee payments regarding any guarantee by us of the junior subordinated debt securities of any of our subsidiaries if the guarantee ranks pari passu with or junior in interest to the CENts.

The restrictions listed above do not apply to:

•	any purchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or purchase of rights pursuant thereto;

•	payments by us under our guarantee regarding the trust;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•	any payment during a deferral period of current or deferred interest in respect of parity securities that is made pro rata to the amounts due on such parity securities and on the CENts and any payments of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies; or

•	any payment of principal during a deferral period in respect of parity securities having the same scheduled maturity date as the CENts, as required under a provision of such parity securities that is substantially the same as the provision described below under “—Repayment of Principal”, and that is made on a pro rata basis among one or more series of parity securities having such a provision and the CENts.

Our outstanding junior subordinated debt securities, except for the last two bullet points above, contain comparable provisions that will restrict the payment of principal of, and interest on, and the purchase or redemption of, any of the CENts as well as any guarantee payments on the guarantee of the CENts if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or purchase any of our securities that rank pari passu with or junior in interest to the most senior securities issued pursuant to alternative payment mechanism described below (i.e., qualifying non-cumulative preferred stock) will continue until the first anniversary of the date on which all deferred interest has been paid.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of such consummation).

Alternative payment mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” above and to the exclusions described in “—Market Disruption Events” below, if we defer interest on the CENts, we will be required, commencing not later than (i) the first interest payment date on which we pay current interest or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying warrants and qualifying non-cumulative preferred stock until we have raised an amount of eligible proceeds, as defined below, at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the CENts. We refer to this period as the “APM period” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded interest) on the CENts.

For each relevant interest payment date, “eligible proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received (without double counting any proceeds received during overlapping periods) during the 180-day period prior to that interest payment date from the issuance or sale of qualifying warrants up to the share cap or qualifying non-cumulative preferred stock up to the preferred stock issuance cap to persons that are not our subsidiaries.

“Qualifying warrants” means net share settled warrants to purchase our common stock that:

•	have an exercise price greater than the “current stock market price” of our common stock as of their date of issuance; and

•	we are not entitled to redeem for cash and the holders are not entitled to require us to repurchase for cash in any circumstances.

We intend to issue qualifying warrants with exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

We may not issue qualifying warrants pursuant to the alternative payment mechanism for purposes of paying deferred interest on the CENts to the extent that the total number of shares of our common stock underlying qualifying warrants issued pursuant to the alternative payment mechanism for purposes of paying deferred interest on the CENts, together with all qualifying warrants previously issued pursuant to the alternative payment mechanism for purposes of paying deferred interest on the CENts, exceeds 25 million shares (subject to customary anti-

dilution adjustments) (the “share cap”). The share cap will apply so long as the CENts remain outstanding, but we must use commercially reasonable efforts to increase the share cap from time to time to a number of shares that would allow us to satisfy our obligations with respect to the alternative payment mechanism. We also must use commercially reasonable efforts, subject to the share cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest in accordance with the alternative payment mechanism. Even if we have not reached the warrant issuance cap, we may not issue qualifying warrants pursuant to the alternative payment mechanism after we have reached the share cap. We may, at our discretion and without the consent of the holders of the CENts, increase the share cap (including through the increase of our authorized share capital, if necessary) if we determine that such increase is necessary to allow us to issue sufficient qualifying warrants to pay deferred interest on the CENts.

“Qualifying non-cumulative preferred stock” means non-cumulative perpetual preferred stock issued by us or our subsidiaries that ranks pari passu with or junior to all of the issuer’s other preferred stock and contains no remedies other than permitted remedies (as described under “Replacement Capital Covenant”, below) and either is (a) subject to intent-based replacement disclosure (as described under “Replacement Capital Covenant”, below) and has a provision that prohibits us from making any distributions thereon upon our failure to satisfy one or more financial tests set forth therein or (b) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts.

Under the alternative payment mechanism, we are not required to issue qualifying warrants or qualifying non-cumulative preferred stock to the extent that (i) with respect to deferred interest attributable to the first five years of any deferral period (including compounded interest thereon), the gross proceeds of any issuance of qualifying warrants applied during such deferral period to pay interest on the CENts pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying warrants issued pursuant to the alternative payment mechanism to make payments in respect of the CENts so applied, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “warrant issuance cap”) or (ii) the net proceeds of any issuance of non-cumulative perpetual preferred stock applied to pay interest on the CENts pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of non-cumulative perpetual preferred stock issued pursuant to the alternative payment mechanism to make payments in respect of the CENts applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the CENts initially issued under the indenture (the “preferred stock issuance cap”). Once we reach the warrant issuance cap for a deferral period, we will not be required to issue more common stock under the alternative payment mechanism with respect to deferred interest attributable to the first five years of such deferral period (including compounded interest thereon) even if the amount referred to in clause (i) subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock. The warrant issuance cap will cease to apply after the ninth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest, to the extent not disapproved of by the Federal Reserve after notice, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event and the share cap. In addition, if the warrant issuance cap is reached during a deferral period and we subsequently repay all deferred interest, the warrant issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the CENts and the capital securities will be limited in such circumstances as described under “Risk Factors—Holders Have Limited Rights of Acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the warrant issuance cap and preferred stock issuance cap, and you will be entitled to receive your pro rata share of any amounts received on the CENts. If we have outstanding parity securities under which we are obligated to sell qualifying warrants or qualifying non-cumulative preferred stock and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the CENts and those parity securities on a pro rata basis up to the share cap and the warrant issuance cap or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the CENts and such parity securities, or on such other basis as the Federal Reserve may approve.

Market disruption events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted;

•	we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue qualifying warrants or qualifying non-cumulative preferred stock pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “—Repayment of Principal” below, as the case may be, and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under the indenture);

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying warrants or qualifying non-cumulative preferred stock or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending development or material business transaction, and we have a bona fide business reason for keeping the same confidential or the disclosure of which would impede our ability to consummate that transaction, provided that one or more events described under this bullet shall not constitute a market disruption event with respect to more than one semi-annual interest payment date (or after the scheduled maturity date, three consecutive monthly interest payment dates) in any APM period or, in the case of our obligations in connection with the repayment of principal described under “—Repayment of Principal” below, more than three monthly interest payment dates (whether or not consecutive); or

•	we reasonably believe that the offering document for the offer and the sale of qualifying warrants or qualifying non-cumulative preferred stock or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the Securities and Exchange Commission (for reasons other than those referred to above) and we are unable to comply with such rule or regulation or such compliance is impracticable, provided that one or more events described under this bullet shall not constitute a market disruption event with respect to more than 90 days in any 180-day period within any APM period or, in the case of our obligations in connection with the repayment of principal described under “—Repayment of Principal” below, more than six monthly interest payment dates (whether or not consecutive).

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•	either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying warrants or qualifying non-cumulative preferred stock due to pricing, dividend rate or dilution considerations.

Repayment of principal

We must repay the principal amount of the CENts, together with accrued and unpaid interest, on February 20, 2037, or if that date that is not a business day, the following business day (“scheduled maturity date”), subject to the limitations described below.

Our obligation to repay the CENts on the scheduled maturity date is limited. We are required to repay the CENts on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant” below, within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the CENts on the scheduled maturity date, the unpaid amount will remain outstanding from month to month until we have raised sufficient proceeds to permit repayment in full in accordance with the replacement capital covenant, we redeem the CENts or an event of default occurs.

We will agree in the indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the CENts in full on this date in accordance with the replacement capital covenant. We will further agree in the indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next monthly interest payment date, and on each monthly interest payment date thereafter until the CENts are paid in full. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant, the principal amount of CENts that we may repay, redeem or purchase at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, debt exchangeable for equity and mandatorily convertible preferred stock in addition to qualifying capital securities, we have no obligation under the indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the CENts on the scheduled maturity date or at any time thereafter.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of the specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment eliminates common stock, rights to acquire common stock or mandatorily convertible preferred stock for purposes of determining the extent to which repayment, redemption or purchase of the CENts or capital securities is permitted in accordance with the replacement capital covenant and we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes or (ii) such amendment or supplement is not adverse to the holders of the specified series of indebtedness benefiting from the replacement capital covenant.

We generally may amend or supplement the replacement capital covenant without the consent of the holders of the CENts or the capital securities. With respect to qualifying capital securities, on the other hand, we have agreed in the indenture for the CENts that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the CENts or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or, if the CENts have been distributed by the trust, a majority by principal amount of the CENts.

Any principal amount of the CENts, together with accrued and unpaid interest, will be due and payable on February 2, 2082 (or if this day is not a business day, the following business day), which is the final repayment date for the CENts, regardless of the amount of qualifying capital securities we have issued and sold by that time.

Any unpaid amounts on the CENts that remain outstanding beyond the scheduled maturity date will bear interest at an annual rate equal to one-month LIBOR, plus 2.115%, computed on the basis of a 360-day year and the actual number of days elapsed. We will pay interest on the CENts after the scheduled maturity date monthly in arrears on the 15th day of each calendar month (or if this day is not a business day, the following business day unless the payment date would fall in the next calendar month, in which case such payment will be made on the business day immediately before the scheduled payment date), beginning on February 20, 2037, subject to our rights and obligations under “—Option to Defer Interest Payments” and “—Alternative Payment Mechanism” above. References in this prospectus supplement to “interest payment dates” after the scheduled maturity date are to these dates.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the CENts under the terms of the replacement capital covenant if we provide written certification to the indenture trustee (which certification will be forwarded to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•	a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

•	either (a) the market disruption event continued for the entire 180-day period or 30-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the CENts in full.

Net proceeds that we are permitted to apply to repayment of the CENts on and after the scheduled maturity date will be applied, first, to pay deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of the CENts; provided that if we are obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the CENts, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the CENts and those other securities having the same scheduled maturity date as the CENts pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the CENts has been paid in full. If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day or 30-day period (which 30-day period, for purposes of this provision, shall extend to the immediately preceding period (not to exceed 150 days) during which qualifying capital securities were sold by the Company the proceeds of which were not applied by the Company to redeem the CENts) or any other security pursuant to a replacement capital covenant, we will not be required to repay any CENts on the scheduled maturity date or the next monthly interest payment date, as applicable, but we will use those net proceeds (without double counting for any proceeds from sales of qualifying capital securities during overlapping market disruption periods) to repay the CENts on the next monthly interest payment date as of which we have raised at least $5 million of net proceeds.

Limitation on claims in the event of our bankruptcy, insolvency or receivership

The indenture provides that a holder of CENts, by that holder’s acceptance of the CENts, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its CENts, that holder of CENts will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s CENts. A holder of CENts will, however, have an additional preferred equity claim in respect of such accumulated and unpaid interest (including compounded interest thereon) which is in excess of two years of accumulated and unpaid interest (including compounded interest thereon) that is senior to our common stock and is or would be pari passu with any qualifying non-cumulative preferred stock up to the amount equal to its pro rata share of any unused portion of the preferred stock issuance cap. Any such claim will be subject to applicable law.

Distribution of CENts

As described above, the CENts may be distributed in exchange for the capital securities upon dissolution and liquidation of the trust, after satisfaction of the trust’s liabilities to its creditors. See “Description of Capital Securities and Guarantee—Capital Securities—Optional Liquidation of Trust and Distribution of CENts to Holders” above.

If the CENts are distributed to the holders of capital securities, we anticipate that the depositary arrangements for the CENts will be substantially identical to those in effect for the capital securities. See “Description of the CENts—Book-Entry Issuance” below and “Description of Debt Securities—General” in the accompanying prospectus.

Redemption

The CENts:

•	are repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal” above;

•	are redeemable, in whole or in part, at our option at any time at the redemption price set forth below under “—Optional Redemption”;

•	are redeemable, in whole but not in part, after the occurrence of a “tax event,” a “rating agency event,” a “capital treatment event” or an “investment company event,” as described below; and

•	are not subject to any sinking fund or similar provisions.

Any redemption of CENts will be subject to the restrictions described under “Replacement Capital Covenant” below. Moreover, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “—Repayment of Principal,” on the scheduled maturity date.

Optional redemption

We will have the right at any time, including on and after the scheduled maturity date, to redeem some or all of the CENts at a redemption price equal to (1) 100% of the principal amount of the CENts being redeemed or (2) in the case of any redemption prior to February 20, 2032, if greater, the sum of the present values of the remaining scheduled payments of principal discounted from such date, and interest thereon that would have been payable to and including such date (not including any portion of such payments of interest accrued as of the date of redemption) discounted from such date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate (as defined below) plus a spread of 0.375%, (the “make-whole amount”) in each case, plus accrued and unpaid interest to the redemption date.

For the purposes of clause (2):

•	“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•	“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the CENts being redeemed in a tender offer based on a spread to United States Treasury yields;

•	“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances;

•	“treasury dealer” means each of (i) J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (or their respective successors) or (ii) if J.P. Morgan Securities Inc. or Citigroup Global Markets Inc. (or their respective successors) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes; and

Conditional right to redeem upon a tax event, capital treatment event, rating agency event or investment company event

At any time within 90 days after the occurrence of a “tax event” or a “rating agency event,” each as defined below, we will have the right to redeem all, but not less than all, of the CENts at a redemption price equal to (1) 100% of the principal amount of the CENts, plus accrued and unpaid interest to the redemption date, or (2) in the case of any redemption prior to February 20, 2032, if greater, the sum of the present values of the remaining scheduled payments of principal discounted from such date, and interest thereon that would have been payable to and including such date (not including any portion of such payments of interest accrued as of the date of redemption) discounted from such date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate (as defined below) plus a spread of 0.500%, plus accrued and unpaid interest to the redemption date. For the purposes of the preceding sentence “treasury rate” and related definitions shall have the meanings described in “—Optional Redemption” above.

In the case of a redemption within 90 days after the occurrence of a “capital treatment event,” or an “investment company event” as defined under “Description of Debt Securities—Redemption” in the accompanying prospectus, the redemption price will be equal to 100% of the principal amount of the CENts, plus accrued and unpaid interest to the redemption date.

For purposes of the above, a “tax event” means that we have requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the date hereof;

•	proposed change in those laws or regulations that is announced after the date hereof;

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date hereof; or

•	threatened challenge asserted in connection with an audit of us, the trust or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the CENts or the capital securities;

there is more than an insubstantial risk that:

•	the trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the CENts;

•	interest payable by us on the CENts is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the above, a “rating agency event” means a change in the methodology employed by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, that currently publishes a rating for us or any of our subsidiaries (a “rating agency”) in assigning equity credit to securities such as the CENts, as such methodology is in effect on the date of this prospectus supplement (the “current criteria”), which change results in a lower equity credit being assigned by such rating agency to the CENts as of the date of such change than the equity credit that would have been assigned to the CENts as of the date of such change by such rating agency pursuant to its current criteria.

Events of default

The following events are “events of default” with respect to the CENts:

•	failure to pay in full any interest, including compounded interest, accrued on any CENts upon the conclusion of a ten-year period commencing with the first interest period for which interest (including compounded interest) has not been paid in full and continuance of such failure to pay for a period of 30 days; or

•	default in the payment of the principal of the CENts when due whether at maturity, upon redemption or otherwise, subject to the limitation described under “—Repayment of Principal” above; or

•	certain events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the CENts will have the right to declare the principal of and accrued interest (including compounded interest) on those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the CENts fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. In the case of any other event of default, there is no right to declare the principal amount of the CENts immediately due and payable.

Book-entry issuance

Global capital securities; holding beneficial interests through DTC

As described under the caption “Description of Trust Preferred Securities—Book-Entry Form” in the accompanying prospectus, the capital securities will be issued in the form of one or more global securities, which we refer to as the “global capital securities,” that will be deposited with or on behalf of The Depository Trust Company (“DTC”).

Holding beneficial interests through Euroclear and Clearstream

In addition to holding beneficial interests through DTC, you may elect to hold interests in the capital securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Sector Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Clearstream will credit distributions with respect to interests in global capital securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear will credit distributions with respect to interests in global capital securities held beneficially through Euroclear to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global clearance and settlement procedures

Initial settlement for global capital securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC’s rules. These secondary market trades will settle in immediately available funds using DTC’s same-day funds settlement system.

Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. These secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global capital securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global capital securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global capital securities settled during that processing will be reported to the relevant Euroclear participant or Clearstream customer on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global capital securities by or through a Clearstream participant or Euroclear participant to a DTC customer will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global capital securities among DTC participants,

Clearstream customers and Euroclear participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Replacement capital covenant

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is qualified in its entirety by the terms and provisions of the full document, which is available from us upon request.

In the replacement capital covenant, we agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the CENts (or in certain limited cases long-term indebtedness of our subsidiary, Comerica Bank) that we will not repay, redeem or purchase, and none of our subsidiaries will purchase, the CENts or capital securities before February 2, 2062, unless

•	in the case of a redemption or purchase, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and

•	the principal amount repaid or the applicable redemption or purchase price does not exceed the sum of:

•	the “applicable percentage” of (i) the aggregate amount of the net cash proceeds we and our subsidiaries have received from the sale of common stock and rights to acquire common stock, and (ii) the market value of any common stock that we and our subsidiaries have issued in connection with the conversion of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any nationally recognized statistical ratings organization, in each case within a measurement period (without double counting proceeds received in any prior measurement period); plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received within a measurement period (without double counting proceeds received in any prior measurement period) from the sale of mandatorily convertible preferred stock and debt exchangeable for equity; plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received within a measurement period (without double counting proceeds received in any prior measurement period) from the sale of qualifying capital securities;

in each case to persons other than us and our subsidiaries.

We sometimes refer collectively in this prospectus supplement to common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity and qualifying capital securities as “replacement capital securities.”

“Applicable percentage” means a percentage equivalent of 1 divided by (a) 75% with respect to any repayment, redemption or purchase on or prior to February 20, 2032, (b) 50% with respect to any repayment, redemption or purchase after February 20, 2032 and on or prior to February 2, 2052 and (c) 25% with respect to any repayment, redemption or purchase after February 2, 2052.

“Common stock” means any of our equity securities (including equity securities held as treasury shares and equity securities sold pursuant to our dividend reinvestment plan and employee benefit plans) that have no preference in the payment of dividends or amounts payable upon our liquidation, dissolution or winding up (including a security that tracks the performance of, or relates to the results of, a business, unit or division of Comerica Incorporated), and any securities issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

“Debt exchangeable for equity” means a security or combination of securities (together in this definition, “securities”) that: (a) gives the holder a beneficial interest in (i) our debt securities that are “non-cumulative” and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) and (ii) a fractional interest in a stock purchase contract for qualifying non-cumulative preferred stock, (b) provides that the investors directly or indirectly grant us a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase our preferred stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors commencing within five years from the date of issuance of the security or earlier in the event of an early settlement event based on (i) our capital ratios, (ii) our capital ratios as anticipated by the Federal Reserve or (iii) the dissolution of the issuer of such debt exchangeable for equity, (d) provides for the proceeds raised in the remarketing to be used to purchase qualifying non-cumulative preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of our debt securities, provides that the stock purchase contracts will be settled by us exercising our rights as a secured creditor with respect to such debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for equity, (e) includes a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts, provided that such replacement capital covenant will apply to such securities and to the qualifying non-cumulative preferred stock and will not include debt exchangeable for equity as a replacement security for such security (or combination of securities) or the qualifying non-cumulative preferred stock and (f) after the issuance of such qualifying non- cumulative preferred stock, provides the holder of the security with a beneficial interest in such qualifying non-cumulative preferred stock.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise and (b) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Measurement date” means (a) with respect to any repayment, redemption or purchase on or prior to February 20, 2032, the date that is 180 days prior to delivery of notice of such repayment, redemption or purchase; and (b) with respect to any repayment, redemption or purchase after February 20, 2032, the date that is 30 days prior to the date of such repayment, redemption or purchase, except that, if during the 150 days (or any shorter period) preceding the date that is 30 days prior to the date of such repayment, redemption or purchase, net cash proceeds described above were received but no repayment, redemption or purchase was made in connection therewith, the date upon which such 150-day (or shorter) period prior to the date of such repayment, redemption or purchase began.

“Measurement period” with respect to any notice date or purchase date means the period (i) beginning on the measurement date with respect to such notice date or purchase date and (ii) ending on such notice date or purchase date. Measurement periods cannot run concurrently.

“Qualifying capital securities” means securities (other than common stock, rights to acquire common stock and securities convertible into common stock) that (a) qualify as our Tier 1 capital under the capital guidelines of the Federal Reserve as then in effect and applicable to bank holding companies and (b) in the determination of our Board of Directors reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

(A) in connection with any repayment, redemption or purchase of CENts or capital securities on or prior to February 20, 2032:

•	junior subordinated debt securities and guarantees issued by us with respect to trust preferred securities if the junior subordinated debt securities and guarantees (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (b) are “non-cumulative”, (c) have no maturity or a maturity of at least 60 years, and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years and (c) either (1) are “non-cumulative” and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant” or (2) have a “mandatory trigger provision”, an “optional deferral provision” and “intent based replacement disclosure”; or

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant” and (d) have a “mandatory trigger provision” and “optional deferral provision”; or

(B) in connection with any repayment, redemption or purchase of CENts or capital securities after February 20, 2032 and on or prior to February 2, 2052:

•	all securities that would be “qualifying capital securities” on or prior to February 20, 2032;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant” and (d) have an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) are “non-cumulative”, (c) have no maturity or a maturity of at least 60 years and (d) have “intent-based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 40 years and (c) either (1) are “non-cumulative” and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant” or (2) have a “mandatory trigger provision”, an “optional deferral provision” and “intent based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank senior to the CENts and junior to our senior subordinated debt that would qualify as Tier 2 capital under the Federal Reserve’s risk based capital adequacy guidelines upon our liquidation, dissolution or winding up, (b) have a “mandatory trigger provision” and an “optional deferral provision”, (c) have no maturity or a maturity of at least 60 years and (d) have “intent-based replacement disclosure”;

•	cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise and (b) (1) has no maturity or a maturity of at least 60 years and (2) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant”; or

•	other securities issued by us or our subsidiaries that (a) rank upon our liquidation, dissolution or winding-up either (1) pari passu with or junior to the CENts or (2) pari passu with the claims of our trade creditors and junior to our senior subordinated debt that would qualify as Tier 2 capital under the Federal Reserve’s risk based capital adequacy guidelines upon our liquidation, dissolution or winding up and to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up); and (b) have a “mandatory trigger provision” and an “optional deferral provision” and either (1) have no maturity or a maturity of at least 40 years and have “intent-based replacement disclosure” or (2) have no maturity or a maturity of at least 25 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant”; or

(C) in connection with any repayment, redemption or purchase of CENts or capital securities at any time, after February 2, 2052:

•	all of the types of securities that would be “qualifying capital securities” on or prior to February 2, 2052; and

•	our preferred stock that (a) has no maturity or a maturity of at least 60 years and (b) has an “optional deferral provision” and “intent-based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding up, (b) either (1) have no maturity or a maturity of at least 60 years and “intent-based replacement disclosure” or (2) have no maturity or a maturity of at least 30 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant” and (c) have an “optional deferral provision”; or

•	securities issued by us or our subsidiaries that (a) rank senior to the CENts and junior to our senior subordinated debt that would qualify as Tier 2 capital under the Federal Reserve’s risk based capital adequacy guidelines upon our liquidation, dissolution or winding up, (b) have a “mandatory trigger provision” and an “optional deferral provision”, (c) have no maturity or a maturity of at least 30 years and (d) have “intent-based replacement disclosure”; or

•	cumulative preferred stock issued by us or our subsidiaries that either (1) has no maturity or a maturity of at least 60 years and “intent-based replacement disclosure” or (2) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the CENts or an “other replacement capital covenant”.

The Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a “mandatory trigger provision” that otherwise would be “qualifying capital securities” and, accordingly, these securities would not constitute “qualifying capital securities” unless such approval is obtained.

For purposes of the definition of “qualifying capital securities”, the following terms shall have the following meanings:

“Alternative payment mechanism” means, with respect to any securities or combination of securities, provisions in the related transaction documents requiring us to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising eligible proceeds at least equal to the deferred distributions on such securities and apply the proceeds to pay unpaid distributions on such securities, commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which we pay current distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period, and that

•	define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by us or any of our subsidiaries as consideration for such securities) that we have received during the six months prior to the related distribution date from the issuance of APM qualifying securities, up to the “preferred cap” (as defined below) in the case of APM qualifying securities that are “qualifying non-cumulative preferred stock”;

•	permit us to pay current distributions on any distribution date out of any source of funds but (x) require us to use eligible proceeds to pay deferred distributions and (y) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds, unless otherwise required at the time by the Federal Reserve;

•	if deferral of distributions continues for more than one year, require us not to redeem or repurchase any of our common stock until at least one year after all deferred distributions have been paid (the “repurchase restriction”);

•	notwithstanding the second bullet point of this list, if the Federal Reserve disapproves our sale of APM qualifying securities, may (if we elect to so provide in the term of such securities) permit us to pay deferred distributions from any source without a breach of our obligations under the transaction documents;

•	if the Federal Reserve does not disapprove our issuance and sale of APM qualifying securities but disapproves the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such securities) permit us to use such proceeds for other purposes and to continue to defer distributions without a breach of our obligations under the transaction documents;

•	limit our obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities to:

•	in the case of APM qualifying securities that are common stock and rights to purchase common stock, either (i) during the first five years of any deferral period or (ii) with respect to deferred distributions attributable to the first five years of any deferral period (provided that such limitation shall not apply after the ninth anniversary of the commencement of any deferral period), (x) to an aggregate amount of such securities, the net proceeds from the issuance thereof pursuant to the alternative payment mechanism is equal to 2% of our market capitalization or (y) to a number of shares of common stock and rights to purchase a number of shares of common stock, in the aggregate, not in excess of 2% of the outstanding number of shares of our common stock (the “common cap”); and

•	in the case of APM qualifying securities that are “qualifying non-cumulative preferred stock”, an amount from the issuance thereof pursuant to the related alternative payment mechanism (including at any point in time from all prior issuances thereof pursuant to such alternative payment mechanism) equal to 25% of the liquidation or principal amount of the securities that are the subject of the related alternative payment mechanism (the “preferred cap”);

•	in the case of securities other than non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision”; and

•	permit us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the first three bullet points will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination;

provided (and it being understood) that:

•	the alternative payment mechanism may at our discretion include a share cap limiting the issuance of APM qualifying securities consisting of common stock and rights to purchase common stock, in each case to a maximum issuance cap to be set at our discretion and otherwise substantially similar to the “share cap”, provided that such maximum issuance cap shall not represent a lower proportion of our shares of common stock as of the date of issuance of such securities than the share cap represents as a proportion of our outstanding shares of common stock, as of the date hereof;

•	we shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•	if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap”, “preferred cap” and “share cap”, as applicable; and

•	if we have outstanding more than one class or series of securities under which we are obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds we receive from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap”, the “preferred cap” and “share cap”, as applicable, in proportion to the total amounts that are due on such securities.

“APM qualifying securities” means, with respect to an alternative payment mechanism, one or more of the following (as designated in the transaction documents for the qualifying capital securities that include an alternative payment mechanism): common stock or rights to purchase common stock; and qualifying non-cumulative preferred stock; provided that if the “APM qualifying securities” for any alternative payment mechanism include both common stock and rights to purchase common stock, such alternative payment mechanism may permit, but need not require, us to issue rights to purchase common stock.

“Bankruptcy claim limitation provision” means, with respect to any securities or combination of securities that have an alternative payment mechanism or a mandatory trigger provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (A) any deferral period, in the case of securities that have an alternative payment mechanism or (B) any period in which we fail to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a “mandatory trigger provision”, to:

•	in the case of securities having an alternative payment mechanism or mandatory trigger provision with respect to which the “APM qualifying securities” do not include “qualifying non-cumulative preferred stock”, 25% of the stated or principal amount of such securities then outstanding; and

•	in the case of any other securities, an amount not in excess of the sum of (x) two years of accumulated and unpaid distributions and (y) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of “qualifying non-cumulative preferred stock” that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the “mandatory trigger provision”; provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the interests of the holders, if any, of “qualifying non-cumulative preferred stock.”

“Intent-based replacement disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which those securities were initially offered for sale or in filings with the Securities and Exchange Commission made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of those securities, that the issuer will redeem or purchase those securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within six months prior to the applicable redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definitions of “qualifying capital securities” and “qualifying non-cumulative preferred stock”, the requirement in those definitions that a particular security or the related transaction documents include intent-based replacement disclosure shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means as to any security or combination of securities, provisions in the terms thereof or of the related transaction agreements that:

•	require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such security or combination of securities to make payment of distributions on such securities only pursuant to the issuance and sale of “APM qualifying securities” within two years of our failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts), and in either case require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) if the mandatory trigger provision does not require such issuance and sale within one year of such failure, the amount of common stock or rights to acquire common stock the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the “common cap” and (ii) the amount of qualifying non-cumulative preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•	other than in the case of non-cumulative preferred stock, if the provisions described in the first bullet of this definition do not require such issuance and sale within one year of such failure, prohibit us from repurchasing any of our common stock prior to the date six months after the issuer applies the net proceeds of the sales described in the first bullet of this definition to pay such unpaid distributions in full; and

•	other than in the case of non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision.”

No remedy other than “permitted remedies” will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay distributions because of the “mandatory trigger provision” until distributions have been deferred for one or more distribution periods that total together at least ten years.

“Non-cumulative” means, with respect to any securities, that the issuer thereof may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.” Securities that include an alternative payment mechanism shall also be deemed to be “non-cumulative” for all purposes of the replacement capital covenant, other than the definitions of “APM qualifying securities” and “qualifying non-cumulative preferred stock”, and debt securities that include an alternative payment mechanism shall be deemed to be non-cumulative for purposes of the definition of “debt exchangeable for equity”, it being understood that such alternative payment mechanism need not include a “common cap”, “preferred cap” or a “bankruptcy claim limitation provision.”

“Optional deferral provision” means, as to any securities, a provision in the terms thereof or of the related transaction agreements to the effect of either (a) or (b) below:

(a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to 5 years or, if a market disruption event is continuing, 10 years, without any remedy other than permitted remedies and (ii) such securities are subject to an alternative payment mechanism (provided that such alternative payment mechanism need not apply during the first 5 years of any deferral period and need not include a “common cap”, “preferred cap”, “bankruptcy claim limitation provision”, or “repurchase restriction”), or

(b) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to ten years, without any remedy other than “permitted remedies.”

“Other qualifying replacement capital covenant” means a replacement capital covenant, as identified by our board of directors, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming or purchasing identified securities except to the extent of the applicable percentage of the net proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within the six-month period prior to the applicable redemption or purchase date.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions on such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

Our ability to raise proceeds from qualifying capital securities, mandatorily convertible preferred stock, debt exchangeable for equity, common stock and rights to acquire common stock during the applicable measurement period with respect to any repayment, purchase or redemption of CENts or capital securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from our replacement capital covenant is our 4.80% Subordinated Notes due May 1, 2015. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount, subject to additional procedures. We expect that, at all times prior to February 2, 2062, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem or purchase the CENts or the capital securities.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It is not for the benefit of, and may not be enforced by, the holders of the CENts. Any amendment or termination of our obligations under the replacement capital covenant will require the consent of the holders of at least a majority in principal amount of that series of indebtedness, except that we may amend or supplement the replacement capital covenant without the consent of the holders of that series of indebtedness if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following): (i) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities, and an officer of Comerica Incorporated has delivered to the holders of the then effective series of covered debt a written certificate to that effect, (ii) such amendment or supplement is not materially adverse to the covered debtholders (it being understood that an amendment that incorporates as an additional replacement capital security any security that is a replacement capital security in an “other qualifying replacement capital covenant” would generally not be considered materially adverse to the rights of the covered debtholders if the applicable percentage for such new security would be consistent with the applicable percentage for the existing replacement capital securities that are as equity-like as the new replacement capital security) and an officer of Comerica Incorporated has delivered to the holders of the then effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not materially adverse to the covered debtholders, or (iii) such amendment or supplement eliminates common stock and/or “mandatorily convertible preferred stock” as replacement capital securities if, in the case of this clause (iii), we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes.

With respect to qualifying capital securities, we have agreed in the indenture for the CENts that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the CENts or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or, if the CENts have been distributed by the trust, a majority by principal amount of the CENts.

Certain United States federal income tax consequences

This section describes the material United States federal income tax consequences of owning and disposing of the capital securities. It applies to you only if you acquire capital securities in the initial offering at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and you hold your capital securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a financial institution;

•	an insurance company;

•	a partnership or other pass-through entity (or a person holding the capital securities through a partnership or other pass-through entity);

•	a tax-exempt organization;

•	a person that owns capital securities as a position in a hedging transaction;

•	a person that owns capital securities as part of a straddle, constructive sale or conversion transaction for tax purposes;

•	a United States expatriate; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

In addition, this section does not address the effect of any state, local, foreign or other tax laws or any United States federal estate, gift or alternative minimum tax considerations.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed Treasury regulations under the Internal Revenue Code, administrative pronouncements and judicial decisions, all as currently in effect as of the date thereof. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the capital securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the capital securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the capital securities.

The capital securities and the CENts are novel financial instruments, and there is no clear authority addressing their United States federal income tax treatment. We have not sought and do not intend to seek any rulings concerning the treatment of the capital securities and the CENts, and the opinions of our special tax counsel are not binding on the IRS. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the CENts

In connection with the issuance of the CENts, Wachtell, Lipton, Rosen & Katz, special tax counsel to us and to the trust, will render its opinion to us and the trust generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the CENts held by the trust will be respected as indebtedness of Comerica for United States federal income tax purposes (although the matter is not free from doubt). The remainder of this discussion assumes that the CENts will not be recharacterized as other than indebtedness of Comerica.

Classification of Comerica Capital Trust II

In connection with the issuance of the capital securities, Wachtell, Lipton, Rosen & Katz will render its opinion to us and to the trust generally to the effect that, under then current law and assuming full compliance with the terms of the trust agreement, the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, the trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided interest in the CENts. Each holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those CENts.

United States holders

This subsection describes the tax consequences to a “United States Holder.” You are a United States Holder if you are a beneficial owner of a capital security and you are:

•	a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder. If you are a non-United States Holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Interest income and original issue discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments on the CENts is remote within the meaning of the regulations. Based on the foregoing, we believe that the CENts will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of capital securities should include in gross income that holder’s allocable share of interest on the CENts in accordance with that holder’s method of tax accounting.

Under the applicable Treasury regulations, if the option to defer any payment of interest was determined not to be “remote,” or if interest payments were in fact deferred, the CENts would be treated as issued with OID at the time of issuance or at the time of such deferral, as the case may be. Then all stated interest on the CENts would thereafter be treated as OID as long as the CENts remained outstanding. In that event, a United States Holder would be required to include such stated interest in income as it accrues using a constant yield method, before the receipt of the cash attributable to the interest and regardless of that United States Holder’s method of tax accounting, but the actual receipt of the cash distributions of interest would not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even though neither we nor the trust make actual payments on the CENts, or on the capital securities, as the case may be, during a deferral period.

The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities.

Receipt of CENts or cash upon liquidation of the trust

We may liquidate the trust at any time, in which case the CENts will be distributed to holders in exchange for the capital securities, as described under “Description of Capital Securities and Guarantee—Capital Securities—Liquidation Distribution Upon Dissolution of Comerica Capital Trust” in the accompanying prospectus. Under current law, that distribution would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the CENts equal to that holder’s aggregate tax basis in its capital securities. A United States Holder’s holding period in the CENts received in liquidation of the trust would include the period during which the capital securities were held by that holder.

Under the circumstances described in this prospectus supplement, the CENts may be redeemed by us for cash and the proceeds of that redemption distributed by the trust to holders in redemption of their capital securities. Under current law, that redemption would constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed capital securities for cash. See below under the caption “—Sales of Capital Securities” and above under the caption “Description of the CENts—Redemption.”

Sales of capital securities

A United States Holder that sells capital securities will be considered to have disposed of all or part of its ratable share of the CENts. That United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of those capital securities. Assuming that we do not exercise our option to defer payments of interest on the CENts and that the CENts are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the CENts are deemed to be issued with OID, a United States Holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the CENts were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to that United States Holder’s ratable share of the CENts required to be included in income, and generally will be long-term capital gain or loss if the capital securities have been held for more than one year. However, if the contingency of foregone interest resulting from certain events of our bankruptcy, insolvency or receivership (as described above under “Description of the CENts—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership”) is determined not to be remote or incidental, or based on our ability to redeem the CENts, the IRS may take the position that, contrary to our belief, any gain from the disposition of capital securities should be treated as ordinary income rather than capital gain.

Should we exercise our option to defer payment of interest on the CENts, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying CENts. In the event of that deferral, a United States Holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the CENts to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying CENts deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information reporting and backup withholding

Generally, payments on the capital securities and proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the capital securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on such payments and proceeds if they do not provide their correct taxpayer identification numbers to the paying agent in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules or do not otherwise establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability and may entitle such United States Holder to a refund, provided the required information is timely furnished to the IRS.

Non-United States holders

Assuming that the CENts will be respected as indebtedness of Comerica, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a capital security to a non-United States Holder under the “Portfolio Interest Exemption,” provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•	the non-United States Holder satisfies the statement requirement by providing to the paying agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the capital securities (including payments in respect of OID, if any, on the capital securities) made to a non-United States Holder should be subject to a 30 percent United States federal withholding tax, unless that holder provides the paying agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the capital security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our special tax counsel, CENts held by the trust were recharacterized as equity of Comerica, payments on the CENts would generally be subject to United States withholding tax imposed at a rate of 30 percent or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on a capital security to a non-United States Holder, or to proceeds from the disposition of a capital security by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge or reason to know to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a capital security is not held through a qualified intermediary, the amount of payments made on that capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ERISA considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the capital securities of the trust. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

The U.S. Department of Labor has issued a regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets (the “Plan Asset Regulation”). Under such regulation, for purposes of ERISA and section 4975 of the Code, the assets of the trust would be deemed to be “plan assets” of a plan whose assets were used to purchase capital securities of the trust if the capital securities of the trust were considered to be equity interests in the trust and no exception to plan asset status were applicable under such regulation.

The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, capital securities of the trust offered hereby should be treated as “equity interests” for purposes of the Plan Asset Regulation.

One exception to plan asset status under the Plan Asset Regulation (which we refer to as the “Publicly Offered Securities Exception”) applies to a class of “equity” interests that are (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “34 Act”), or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such class is registered under the 34 Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Although no assurances can be given, the underwriters believe that the Publicly Offered Securities Exception will be applicable to the capital securities of the trust offered hereby.

If, however, the assets of the trust were deemed to be plan assets of plans that are holders of the capital securities of the trust, a plan’s investment in the capital securities of the trust might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in capital securities of the trust. Also, Comerica might be considered a “party in interest” or “disqualified person” relating to plans whose assets were used to purchase capital securities of the trust. If this were the case, an investment in capital securities of the trust by a plan might constitute, or in the course of the operation of the trust give rise to, one or more prohibited transactions under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to Comerica would be considered to occur under ERISA and the Code.

In addition, Comerica might be considered a “party in interest” or “disqualified person” for certain plans for reasons unrelated to the operation of the trust, e.g., because of the provision of services by Comerica or its affiliates to the plan. A purchase of capital securities of the trust by any such plan would be likely to result in a prohibited extension of credit to Comerica, without regard to whether the assets of the trust constituted plan assets.

Accordingly, the capital securities of the trust may be not purchased, held or disposed by any plan or any person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) issued by the Department of Labor (or similar exemption or exception) applies to such purchase, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers,
•	PTCE 95-60 for transactions involving insurance company general accounts,
•	PTCE 91-38 for transactions involving bank collective investment funds,
•	PTCE 90-1 for transactions involving insurance company separate accounts, or
•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Any purchaser of the capital securities of the trust or any interest therein will be deemed to have represented and warranted to the trust on each day from and including the date of its purchase of such capital securities through and including the date of disposition of such capital securities that either:

(a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b) its purchase, holding and disposition of the capital securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c) it is a governmental plan (as defined in section 3 or ERISA) or other plan that is not subject to the provisions of Title I or ERISA or Section 4975 of the Code and its purchase, holding and disposition of capital securities are not otherwise prohibited.

The discussion set forth above is general in nature and is not intended to be complete. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of capital securities of the trust with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of capital securities of the trust and the availability of exemptive relief under the class exemptions listed above. The sale of the capital securities of the trust to a plan is in no respect a representation by the trust or the underwriters that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Underwriting

Comerica, the trust and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the capital securities. In the underwriting agreement, the trust has agreed to sell to each underwriter, and each underwriter, subject to certain conditions, has agreed to purchase from the trust, the number of capital securities set forth opposite its name below:

Liquidation amount
Name	of capital securities

J.P. Morgan Securities Inc.	$200,000,000
Citigroup Global Markets Inc.	150,000,000
Banc of America Securities LLC	30,000,000
Comerica Securities, Inc.	30,000,000
Credit Suisse Securities (USA) LLC	30,000,000
Sandler, O’Neill & Partners, L.P.	30,000,000
UBS Securities LLC	30,000,000

Total	$500,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the capital securities from the trust, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the capital securities if any are purchased.

The underwriters have advised us that they propose to offer the capital securities to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the capital securities to selected dealers at the public offering price minus a selling concession of up to $6.00 per capital security. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $2.50 per capital security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

In view of the fact that the trust is using the proceeds from the sale of the capital securities to purchase the CENts, we have agreed that:

•	we will pay the underwriters compensation for their arrangement of that investment in an amount equal to $10.00 per capital security; and

•	we will pay our expenses and the expenses of the trust related to this offering, which we estimate will be approximately $590,000.

In addition, we and the trust have agreed:

•	to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”); and

•	that until the closing of the sale of the capital securities, we will not, without the consent of the underwriters, offer or sell any securities of the trust or Comerica that are substantially similar to the capital securities.

Comerica’s affiliates, including Comerica Securities, Inc., may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

We do not intend to apply for listing of the capital securities on the New York Stock Exchange or any other securities exchange. Although we have been advised that the underwriters intend to make a market in the capital securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the capital securities.

In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the capital securities in the open market for the purpose of pegging, fixing or maintaining the price of the capital securities. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the capital securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the capital securities to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing, syndicate covering transactions or penalty bids they may discontinue them at any time.

The capital securities are being offered for sale only in places where offers and sales are permitted. Any distribution of this prospectus supplement and the accompanying prospectus and any offering or sale of the capital securities in certain jurisdictions may be restricted by law.

Certain of the underwriters engage in transactions with and perform services for us and our affiliates in the ordinary course of business. One of the underwriters listed above, Comerica Securities, Inc., is one of our affiliates.

Because the National Association of Securities Dealers, Inc. (“NASD”) is expected to view the capital securities as interests in a direct participation program, this offering will be made in compliance with the applicable provisions of Rule 2810 of the Conduct Rules. Offers and sales of capital securities will be made only to (i) “qualified institutional buyers,” as defined in Rule 144A under the Securities Act; (ii) institutional “accredited investors,” as defined in Rule 501(a)(1)-(3) of Regulation D under the Securities Act, or (iii) individual “accredited investors,” as defined in Rule 501(a)(4)-(6) of Regulation D under the Securities Act, for whom an investment in non-convertible investment grade preferred securities is appropriate. The underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

The trust will deliver the capital securities to the underwriters at the closing of this offering when the underwriters pay the trust the purchase price of the capital securities. The underwriting agreement provides that the closing will occur on February 20, 2007 which is four business days after the date of this prospectus supplement.

Validity of securities

Richards, Layton & Finger, P.A., special Delaware counsel to Comerica and the trust, will opine on certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust agreement and the formation of the trust. Robert W. Spencer, Jr., who is our Vice President, Corporate Finance & Securities Counsel & Assistant Secretary, or another of our lawyers, will issue an opinion to the underwriters regarding the legality of the CENts and the guarantee. Mr. Spencer owns, or has the right to acquire, a number of shares of our common stock which represent less than 0.1% of our total outstanding common stock. The validity of the securities will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP. Mayer, Brown, Rowe & Maw LLP represents us and certain of our subsidiaries in other legal matters. Mr. Spencer may rely on Mayer, Brown, Rowe & Maw LLP as to matters of New York law. Wachtell, Lipton, Rosen & Katz as special tax counsel to Comerica and the trust, will pass upon certain United States federal income taxation matters.

Prospectus

Comerica Incorporated
Common stock
Preferred stock
Depositary shares
Debt securities
Warrants to purchase common stock, preferred stock
  and debt securities
Stock purchase contracts
Stock purchase units

Comerica Capital Trust II
Comerica Capital Trust III
Capital securities guaranteed to the extent provided in this prospectus by Comerica Incorporated

Comerica or the applicable Comerica Capital Trust will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Comerica’s common stock is traded on the New York Stock Exchange under the symbol “CMA.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts but are unsecured obligations of Comerica. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

February 13, 2007

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither Comerica nor the Comerica Capital Trusts has authorized anyone else to provide you with different information. Comerica and the Comerica Capital Trusts are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Comerica’s business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, the terms “Comerica,” the “Company,” “we,” “our,” “us,” and other similar terms mean Comerica Incorporated and its subsidiaries.

Prospectus summary

This summary provides a brief overview of the key aspects of Comerica, the Comerica Capital Trusts and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that Comerica and the Comerica Capital Trusts may offer; and

•	the documents referred to in “Where You Can Find More Information” on page 72 for information on Comerica, including its financial statements.

Comerica Incorporated

Comerica Incorporated is a financial services company incorporated under the laws of the State of Delaware and headquartered in Detroit, Michigan. As of December 31, 2006, it was among the 20 largest commercial banking companies in the United States. Comerica was formed in 1973 to acquire the outstanding common stock of Comerica Bank (formerly Comerica Bank-Detroit), one of Michigan’s oldest banks (“Comerica Bank”). As of December 31, 2006, Comerica owned directly or indirectly all the outstanding common stock of 2 active banking and 63 non-banking subsidiaries. At December 31, 2006, Comerica had total assets of approximately $58.0 billion, total deposits of approximately $44.9 billion, total loans (net of unearned income) of approximately $47.4 billion and common shareholders’ equity of approximately $5.2 billion.

Comerica’s principal executive office is at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and its telephone number is (313) 222-6317.

Comerica Capital Trusts

Each of the trusts is a statutory trust recently organized under Delaware law by us solely for the purposes of issuing to us, in exchange for our junior subordinated debentures, preferred and common securities that represent undivided beneficial ownership interests in the assets of each trust and engaging in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

The executive office of each trust is c/o Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and its telephone number is (313) 222-6317.

Use of proceeds

Unless otherwise disclosed in the applicable prospectus supplement, Comerica will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding the business of its operating units; funding investments in, or extensions of credit or capital contributions to, its subsidiaries; financing possible acquisitions or business expansion; and refinancing outstanding indebtedness or refunding maturing indebtedness. Each Comerica Capital Trust will invest all proceeds received from the sale of its capital securities and common securities in a particular series of subordinated debt securities of Comerica. Comerica will use these funds as specified above.

Forward-looking statements

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding Comerica’s expected financial position, strategies and growth prospects and general economic conditions Comerica expects to exist in the future are forward-looking statements. The words “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements.

Comerica cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date the statement is made, and Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Item 1A—Risk Factors” in Comerica’s Form 10-K for the year ended December 31, 2005 which is incorporated herein by reference in this prospectus. Comerica does not have any intention or obligation to update forward-looking statements after it distributes this prospectus.

Comerica Incorporated

Comerica Incorporated is a financial services company incorporated under the laws of the State of Delaware and headquartered in Detroit, Michigan. As of December 31, 2006, it was among the 20 largest commercial banking companies in the United States. Comerica was formed in 1973 to acquire the outstanding common stock of Comerica Bank (formerly Comerica Bank-Detroit), one of Michigan’s oldest banks (“Comerica Bank”). As of December 31, 2006, Comerica owned directly or indirectly all the outstanding common stock of 2 active banking and 63 non-banking subsidiaries. At December 31, 2006, Comerica had total assets of approximately $58.0 billion, total deposits of approximately $44.9 billion, total loans (net of unearned income) of approximately $47.4 billion and common shareholders’ equity of approximately $5.2 billion.

Comerica’s principal executive office is at 500 Woodward Avenue, Detroit, Michigan 48226, and its telephone number is (313) 222-6317.

Comerica Capital Trusts

Purpose and ownership of the trusts

Each of the trusts is a statutory trust organized under Delaware law by us and the trustees of the trusts. The trusts are being established solely for the following purposes:

•	to issue to us, in exchange for our junior subordinated debentures, the capital securities, which represent undivided beneficial ownership interests in the assets of each trust;

•	to issue the common securities to us in exchange for our junior subordinated debentures in a total liquidation amount equal to at least 3% of the total capital of each trust; and

•	to engage in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

Because each trust is being established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the applicable trust, and payments under the junior subordinated debentures will be the sole source of income to that trust.

As issuer of the junior subordinated debentures, we will pay:

•	all fees, expenses and taxes related to each trust and the offering of each trust’s capital securities and common securities; and

•	all ongoing costs, expenses and liabilities of the trusts, except obligations to make distributions and other payments on the common securities and the capital securities.

For so long as the capital securities remain outstanding, we will promise to:

•	cause each trust to remain a business trust and not to voluntarily dissolve, windup, liquidate or be terminated, except as permitted by the relevant declaration of trust;

•	own directly or indirectly all of the common securities;

•	use our commercially reasonable efforts to ensure that each trust will not be an “investment company” for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

•	take no action that would be reasonably likely to cause either trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

The trustees

Each of the trust’s business and affairs will be conducted by its five trustees. In each case, the three administrative trustees of each trust will be individuals who are our employees. The property trustee of each trust will hold title to the junior subordinated debentures for the benefit of the holders of the capital securities of each trust and will have the power to execute all rights and powers of a registered holder of junior subordinated debentures under the indenture governing the junior subordinated debentures. The Delaware trustee will maintain its principal place of business in Delaware and meet the requirements of Delaware law for Delaware business trusts.

We have the sole right to appoint, remove and replace any of the trustees of each trust unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the applicable capital securities will have the sole right to remove and appoint the property trustee and the Delaware trustee.

Additional information

For additional information concerning the particular trust issuing a series of capital securities, see the applicable prospectus supplement. We anticipate that the trusts will not be required to file any reports with the SEC after the issuance of the capital securities. As discussed below under the caption “Accounting Treatment”, we will provide certain information concerning each of the trusts and the capital securities in the footnotes to our financial statements included in our own periodic reports to the SEC.

Offices of the trusts

The executive office of each trust is c/o Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and its telephone number is (313) 222-6317.

Use of proceeds

General. Comerica will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

•	funding the business of its operating units;
•	funding investments in, or extensions of credit or capital contributions to, its subsidiaries;
•	financing possible acquisitions or business expansion; and
•	refinancing outstanding indebtedness or refunding maturing indebtedness.

Each Comerica Capital Trust will invest all proceeds received from the sale of its capital securities and common securities in a particular series of subordinated debt securities of Comerica. Comerica will use these funds as specified above.

Consolidated ratios of earnings to fixed charges

	Nine months ended
	September 30,	Year ended December 31,
	2006	2005	2004	2003	2002	2001

Consolidated ratio of earnings to fixed charges:
Excluding interest on Deposits	3.51	6.05	9.30	7.94	5.78	3.87
Including interest on Deposits	1.81	2.54	3.45	2.87	2.42	1.92
Consolidated ratio of earnings to combined fixed charges and preferred share dividends:
Excluding interest on Deposits	3.51	6.05	9.30	7.94	5.78	3.71
Including interest on Deposits	1.81	2.54	3.45	2.87	2.42	1.90

For purposes of computing these ratios, earnings represent income before income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest (other than on deposits), whether expensed or capitalized, and that portion of rental expense (generally one-third) deemed representative of the interest factor. Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits.

Description of capital stock

General

As of the date of this prospectus, Comerica’s authorized capital stock consists of 325,000,000 shares of common stock, par value $5.00 per share, and 10,000,000 shares of preferred stock, without value. The following briefly summarizes the material terms of Comerica’s common stock and outstanding preferred stock. You should read the more detailed provisions of Comerica’s certificate of incorporation and the certificate of designation relating to a series of preferred stock for provisions that may be important to you.

Common stock

As of October 13, 2006, Comerica had outstanding 158,855,234 shares of its common stock. Holders of Comerica common stock are entitled to receive dividends when, as and if declared by the Comerica board of directors out of any funds legally available for dividends. Holders of Comerica common stock are also entitled, upon the liquidation of Comerica, and after claims of creditors and preferences of Comerica preferred stock, and any other class or series of Comerica preferred stock outstanding at the time of liquidation, to receive pro rata the net assets of Comerica. Comerica pays dividends on Comerica common stock only if it has paid or provided for all dividends on the outstanding series of Comerica preferred stock, and any other class or series of preferred stock at the time outstanding, for the then-current period and, in the case of any cumulative Comerica preferred stock, all prior periods.

Comerica preferred stock has, or upon issuance will have, preference over Comerica common stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or dissolution of Comerica. Comerica preferred stock also has such other preferences as may be fixed by the Comerica board of directors.

Holders of Comerica common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as the Comerica board of directors has provided, or may provide in the future, with respect to Comerica preferred stock or any other class or series of Comerica preferred stock that it may authorize in the future. See “—Preferred Stock.” Shares of Comerica common stock are not redeemable and have no subscription, conversion or preemptive rights.

The affirmative vote of not less than 75% of Comerica’s outstanding shares of capital stock entitled to vote may be required for certain business combinations between Comerica or its subsidiaries and persons owning 10% or more of the outstanding shares of any class or series of Comerica’s capital stock. See “Selected Provisions in the Articles of Comerica—Business Combinations With Related Persons.”

Comerica common stock is listed on the New York Stock Exchange under the symbol “CMA.” The outstanding shares of Comerica common stock are, and any shares to be issued pursuant to a prospectus supplement will be, validly issued, fully paid and non-assessable. The holders of Comerica common stock are not, and will not be, generally subject to any liability as stockholders; however, if the Comerica board of directors approves, and Comerica makes, a distribution when Comerica is insolvent, or that renders Comerica insolvent, and any of Comerica’s directors is found liable for the distribution, then Comerica stockholders may be required to pay back the amount of the distribution made to them or the portion of the distribution that caused Comerica to become insolvent.

The Transfer Agent and Registrar for Comerica common stock is Wells Fargo Bank, N.A., P.O. Box 64854, St. Paul, Minnesota 55164-0854.

The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Comerica, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

In addition, a company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956 before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding voting stock of a bank holding company, or otherwise obtaining control or a “controlling influence” over that bank holding company.

Preferred stock

The following briefly summarizes the material terms of Comerica’s preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Comerica, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Comerica’s restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of incorporation, as amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Under Comerica’s certificate of incorporation, the board of directors of Comerica is authorized to issue up 10,000,000 shares of preferred stock in one or more series. As of the date of this prospectus, there were no series of preferred authorized or outstanding. Comerica’s Board of Directors is expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Board of Directors may determine.

Prior to the issuance of any series of preferred stock, the board of directors of Comerica will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term “board of directors of Comerica” includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise and issuances to officers, directors and employees of Comerica and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Comerica may have the effect of rendering more difficult or discouraging an acquisition of Comerica deemed undesirable by the board of directors of Comerica.

Under existing interpretations of the Board of Governors of the Federal Reserve System, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a “class of voting securities,” and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that is otherwise a bank holding company may then be regulated as a “bank holding company” with respect to Comerica in accordance with the Bank Holding Company Act. In addition, at such time:

•	any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company of 1956 to acquire or retain 5% or more of the preferred stock; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.

Before exercising its option to redeem any shares of preferred stock, Comerica will obtain the approval of the Federal Reserve Board if then required by applicable law.

The preferred stock will be, when issued, fully paid and non-assessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Comerica.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Comerica out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Comerica or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

Comerica may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a non-cumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, Comerica may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Comerica ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a non-cumulative basis.

Conversion and exchange

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Comerica’s common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Comerica or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless Comerica defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Comerica, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Comerica on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Comerica after they have received their full liquidation preference.

Voting rights

The holders of shares of preferred stock will have no voting rights except:

•	as otherwise stated in the prospectus supplement;
•	as otherwise stated in the certificate of designation establishing such series; and
•	as required by applicable law.

Selected provisions in the certificate of incorporation of Comerica

The following discussion sets forth material provisions of the Comerica certificate of incorporation.

Business combinations with related persons

The Comerica certificate provides that certain transactions known as “business combinations” involving persons known as “related persons” must be approved by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote and by the holders of a majority of the outstanding capital stock not beneficially owned by related persons, unless:

•	the transaction is approved by a 75% vote of Comerica’s “continuing directors” either before or after the time the related person became a related person; or

•	each of the following conditions is met:

•	the consideration to be paid for each share of any class or series of Comerica capital stock is not less that the “highest per share price” or the “highest equivalent price” paid or to be paid by the related person in acquiring any shares of the same class or series; and

•	a proxy statement, complying with the requirements of the Exchange Act, has been mailed to all Comerica stockholders to solicit their approval. The proxy statement must contain prominently the recommendation of the continuing directors as to the advisability of the business combination and, if a majority of the continuing directors deem it advisable, it must also contain the opinion of an investment banking firm regarding the fairness of the terms of the combination from the perspective of the stockholders who are not related persons.

A “Business Combination” includes:

•	any merger or consolidation of Comerica or any of its subsidiaries with a related person or any of its affiliates or associates;

•	any sale, lease, exchange, transfer or other disposition to or with a related person of all, substantially all or any substantial part (defined as assets having a value of more than 10% of the total consolidated assets of Comerica, as determined by the continuing directors) of the assets of Comerica or any of its subsidiaries;

•	any purchase, exchange, lease or other acquisition by Comerica or any of its subsidiaries of all or any substantial part of the assets or business of a related person or any of its affiliates or associates;

•	any acquisition by Comerica or any of its subsidiaries of any securities of a related person;

•	any issuance or transfer of securities of Comerica or any of its subsidiaries to any related person, other than an issuance or transfers that is made on a pro rata basis to all stockholders of the corporation; and

•	any agreement, contract or other arrangement providing for any of the transactions described in the five bullets points above.

A “Related Person” means any person or group who, together with any “affiliates” or “associates” (as each is defined in the Exchange Act), is the beneficial owner of 10% or more of the outstanding shares of any class or series of Comerica capital stock as of the record date for the determination of those stockholders entitled to vote on any business combination or immediately prior to the completion of a business combination.

“Continuing Directors” are those individuals who were members of the Comerica board of directors prior to the time a related person became the beneficial owner of 10% or more of a class or series of Comerica stock or those individuals designated as continuing directors (prior to their initial election as directors) by a majority of the then-continuing directors.

“Highest Per Share Price” is the highest price that the related person paid at any time for a share of Comerica capital stock when there is only one class or series of Comerica capital stock outstanding.

“Highest Equivalent Price” means the price of any class or series of Comerica stock that 75% of the continuing directors determine to be the equivalent to the highest price paid by the related person for any share of another class or series of outstanding stock. The continuing directors may make this determination on any basis they believe is appropriate.

Any amendment to these provisions requires the affirmative vote of (1) the holders of 75% of the outstanding shares of capital stock entitled to vote and (2) a majority of the outstanding shares of capital stock entitled to vote that is not beneficially owned by a related person. However, if the amendment is recommended to the stockholders by 75% of the continuing directors, only the vote provided under the Delaware General Corporation Law is required.

Directors

The Comerica certificate contains a number of additional provisions that are intended to delay an outside party’s ability to take control of the Comerica board of directors, even after the outside party has obtained majority ownership of Comerica common stock. The Comerica certificate provides for a classified board of directors, consisting of three classes of directors serving staggered three-year terms. Directors of Comerica may only be removed for cause by a vote of the holders of a majority of the outstanding stock entitled to vote. Vacancies on the Comerica board of directors may only be filled by the Comerica board of directors. A vacancy that results from an increase in the number of directors may be filled by a majority of the board of directors then in office. Any other vacancy, including those resulting from removal, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

If Comerica repeatedly fails to pay quarterly dividends on its nonvoting preferred stock, the holders of that preferred stock, voting separately as a class, will be entitled to elect two additional directors. See “Description of Comerica Capital Stock—Preferred Stock.”

Any amendment to the provisions summarized above requires a favorable vote, at a meeting of stockholders, of the holders of 75% of the then outstanding shares of capital stock entitled to vote. However, if the amendment is recommended to the shareholders by an affirmative vote of 75% of the board of directors, the amendment may be approved by an affirmative vote of a majority of the shares of capital stock entitled to vote.

Description of depositary shares

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Comerica and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

Comerica may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Comerica will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Comerica and a bank or trust company selected by Comerica having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and other distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Comerica, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of preferred stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Comerica redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of preferred stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting deposited preferred stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

Comerica will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Comerica and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, that has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Comerica.

The deposit agreement may be terminated by Comerica at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of preferred stock depositary; taxes and other governmental charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Comerica, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and removal of depositary

The preferred stock depositary may resign at any time by delivering to Comerica notice of its intent to do so, and Comerica may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Comerica that are delivered to the preferred stock depositary and that Comerica is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Comerica will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Comerica and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Comerica and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of debt securities

The debt securities offered by this prospectus will be unsecured obligations of Comerica and will be either senior or subordinated debt. The senior debt securities will be issued under an indenture, which we refer to as the senior indenture, between Comerica and The Bank of New York, as trustee. The subordinated debt securities, which we refer to as the junior subordinated debt securities, will be issued under an indenture, which we refer to as the junior subordinated indenture, dated as of July 31, 2001, between Comerica and The Bank of New York (as successor to Chase Manhattan Trust Company, National Association) as trustee. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The following summary of the debt securities and the indentures does not purport to be complete and is subject to the provisions of the indentures, including the defined terms. For additional information, you should review the forms of indentures that are filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following briefly summarizes the material provisions of the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be.

General

The applicable prospectus supplement or pricing supplement relating to any offering of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	if other than in United States dollars, the currency or currency unit in which payment will be made;

•	if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

•	if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	if any payments may be made at the election of Comerica or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date of any global security if other than the original issuance of the first debt security to be issued; and

•	any other specific terms of the debt securities.

United States federal income tax consequences and other special considerations applicable to any debt securities issued by Comerica at a discount or a premium will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of Comerica will be set forth in the prospectus supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Comerica. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Comerica to be received by the holders of such debt securities may be adjusted.

Unless otherwise specified in the applicable prospectus supplement, the debt securities are not subject to any sinking fund.

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof. The prospectus supplement relating to debt securities denominated in a foreign currency will specify the denomination of such debt securities.

The currency for payment for book-entry debt securities denominated in a foreign currency will be specified in the applicable prospectus supplement. However, when interests in such debt securities are held through The Depositary Trust Company (“DTC”), all payments in respect of such debt securities will be made in U.S. dollars, unless the holder of a beneficial interest in the DTC debt securities elects to receive payment in the foreign currency specified in the applicable prospectus supplement. See “—Book-Entry Procedures and Settlement” and “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency—Currency Conversion” below.

Comerica may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities as the debt securities initially issued.

The senior debt securities will be issued only in registered form. The junior subordinated debt securities may be issued in registered form, bearer form or both; however, unless otherwise specified in connection with a particular offering of junior subordinated debt securities, the junior subordinated debt securities will be issued in registered form. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations applicable to such bearer securities will be described in the applicable prospectus supplement. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “—Book-Entry Procedures and Settlement.”

Unless otherwise specified in the applicable prospectus supplement, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the relevant trustee in Detroit, Michigan. Holders may not have to pay any service charge for any registration of transfer or exchange of debt securities, but Comerica may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement denominated in a foreign currency, a fiscal agency agreement will be entered into in relation to the debt securities between Comerica and a registrar, fiscal agent and/or principal paying agent. The terms “registrar,” “fiscal agent” and “principal paying agent” shall include any successors appointed from time to time in accordance with the provisions of the fiscal agency agreement, and any reference to an “agent” or “agents” shall mean any or all (as applicable) of such persons. The holders of the debt securities are bound by, and are deemed to have notice of, the provisions of the fiscal agency agreement.

Payments of principal and interest

Payments of principal and interest on debt securities issued in book-entry form will be made as described below under “—Book-Entry Procedures and Settlement.” Payments of principal and interest on debt securities issued in definitive form, if any, will be made as described below under “—Definitive Notes and Paying Agents.”

Unless otherwise specified in the applicable prospectus supplement, interest on the debt securities will be paid as follows:

Interest payment frequency	Interest payment dates

Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the debt security was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the debt security was issued.
Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the debt security was issued.
Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the debt security was issued.

Unless otherwise specified in the applicable prospectus supplement, all payments of interest on debt securities paying a fixed rate of interest (“fixed rate notes”) will be made to the persons in whose names the fixed rate notes are registered at the close of business on the first Business Day of the month in which payment is to be made, and all payments of interest on debt securities paying a floating rate of interest (“floating rate notes”) will be made to the persons in whose names the floating rate notes are registered at the close of business on the Business Day preceding an interest payment date.

If an interest payment date for a fixed rate note or the maturity date of the debt securities falls on a day that is not a Business Day, the payment due on such interest payment date or on the maturity date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. Unless otherwise specified in the applicable prospectus supplement, if an interest payment date for a floating rate note falls on a day that is not a Business Day, such interest payment date will be the next following Business Day unless that day falls in the next calendar month, in which case the interest payment date will be the first preceding Business Day.

Unless otherwise specified in the applicable prospectus supplement, in this section, “Business Day” shall mean any day that is a day on which commercial banks settle payments and are open for general business (a) in New York, in the case of U.S. dollar-denominated debt securities; (b) in New York, London and Tokyo, in the case of Yen-denominated debt securities; or (c) in New York and London and that is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) system is open, in the case of Euro-denominated debt securities. Unless otherwise specified in the applicable prospectus supplement, in the case of Canadian dollar-denominated debt securities, “Business Day” shall mean any Toronto business day that is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign currency deposits and foreign exchange) in Toronto.

If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

Interest rate determination

Fixed rate notes

Unless otherwise specified in the applicable prospectus supplement, each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable prospectus supplement or pricing supplement until its principal amount is paid or made available for payment.

Unless otherwise specified in the applicable prospectus supplement, interest on each fixed rate note will be payable semi-annually in arrears on the dates set forth in the applicable prospectus supplement or pricing supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in the applicable prospectus supplement, interest on U.S. dollar-denominated fixed rate notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The day-count for fixed rate notes denominated in any other currency will be set forth in the applicable prospectus supplement or pricing supplement. All U.S. dollar, Canadian dollar and Euro amounts resulting from this calculation will be rounded to the nearest cent, with one-half cent being rounded upward. All Yen amounts resulting from this calculation will be rounded to the nearest Yen, with five-tenths or more of €1 to be rounded upward to the nearest €1 per debt security. The rounding convention for any other currency will be set forth in the applicable prospectus supplement.

Floating rate notes

Each floating rate note will bear interest at the interest rate specified in the prospectus supplement or pricing supplement relating to a particular series of debt securities. Unless otherwise specified in the applicable prospectus supplement, interest on each floating rate note will be payable quarterly in arrears on the dates set forth in the applicable prospectus supplement or pricing supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in the applicable prospectus supplement, interest on floating rate notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date and ending on the day preceding the next following interest payment date. The first interest period will commence on the day the floating rate notes are issued and will end on the day preceding the next following interest payment date.

The interest rate for each offering of floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable prospectus supplement or pricing supplement, as determined on the relevant interest determination date (defined below for each base rate), plus or minus any spread or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable prospectus supplement or pricing supplement, and the spread multiplier is the percentage specified in the applicable prospectus supplement or pricing supplement.

Each floating rate note will bear interest for each interest period at a rate determined by the calculation agent named in the applicable prospectus supplement. Promptly upon determination, the calculation agent will inform the trustee and Comerica of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of such floating rate notes, the trustee and Comerica. As long as the floating rate notes are listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange shall be notified of the interest rate, the amount of the interest payment and the interest payment date for a particular interest period not later than the first day of such interest period. Upon request from any noteholder, the calculation agent will provide the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

The applicable prospectus supplement or pricing supplement will designate one of the following base rates as applicable to an offering of floating rate notes:

•	LIBOR;

•	the Treasury Rate;

•	the Prime Rate;

•	EURIBOR;

•	CDOR; or

•	such other base rate as is set forth in the applicable prospectus supplement or pricing supplement and in the note.

The following terms are used in describing the various base rates:

The “index maturity” is the period of maturity of the instrument or obligation from which the base rate is calculated.

“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update/ or any successor site or publication.

Unless otherwise specified in the applicable prospectus supplement, in this section, business day means:

•	for any floating rate note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to close in New York City, London, or the place in which the floating rate note or its coupon is to be presented for payment;

•	for LIBOR floating rate notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

•	for floating rate notes having a specified currency other than U.S. dollars only, other than Euro-denominated floating rate notes, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

•	for EURIBOR floating rate notes and Euro-denominated floating rate notes, a TARGET business day, which will be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

As used above, a “principal financial center” means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively.

Unless otherwise specified in the applicable prospectus supplement, each of the following base rates will be determined by the calculation agent as described below. Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

LIBOR Notes. Each LIBOR note will bear interest for each interest period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.

The calculation agent will determine LIBOR on each interest determination date. The interest determination date is the second London business day prior to each interest period.

On an interest determination date, the calculation agent will determine LIBOR for each interest period as follows:

The calculation agent will determine the offered rates for deposits in a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency for the period of the index maturity specified in the applicable prospectus supplement or pricing supplement commencing on the interest determination date, which appear on the “designated LIBOR page” at approximately 11:00 a.m., London time, on that date.

•	If “LIBOR Moneyline Telerate” is designated, or if neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified as the method for calculating LIBOR, “designated LIBOR page” means the display designated as page “3750” on the Moneyline Telerate Service, and LIBOR will be the relevant offered rate determined by the calculation agent. If page “3750” on the Moneyline Telerate Service is replaced by another page or ceases to exist, or if the Moneyline Telerate Service is replaced by a successor service or ceases to exist, then “LIBOR Moneyline Telerate” means the replacement page or service selected by the British Bankers’ Association for the purpose of displaying the London interbank offered rates of major banks.

•	If “LIBOR Reuters” is designated, “designated LIBOR page” means the display designated as page “LIBO” on the Reuters Monitor Money Rates Service and LIBOR will be the arithmetic means of the offered rates, calculated by the calculation agent, or the offered rate, if the designated LIBOR page by its terms provides only for a single rate. If the LIBO page on that service is replaced by another page or ceases to exist, or if the Reuters Monitor Money Rates Service is replaced by a successor service or ceases to exist, then “LIBOR Reuters” means the replacement page or service selected by the British Bankers’ Association for the purpose of displaying the London interbank offered rates of major banks.

If LIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine LIBOR as follows:

•	The calculation agent (after consultation with Comerica) will select four major banks in the London interbank market.

•	The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

(1) If two or more quotations are provided, LIBOR for the interest period will be the arithmetic average of those quotations.

(2) If less than two quotations are provided, the calculation agent (after consultation with Comerica) will select three major banks in New York City and follow the steps in the two bullet points below.

•	The calculation agent will then determine LIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the interest determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest period will be the same as for the immediately preceding interest period.

Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable prospectus supplement or pricing supplement.

The calculation agent will determine the Treasury Rate on each interest determination date. The interest determination date for each interest period will be the day of the week in which the beginning of that interest period falls on which treasury securities are normally auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the Friday of the week preceding an interest period, that Friday will be the interest determination date pertaining to the interest period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest determination date for a Treasury Rate note, then that interest determination date will instead be the business day immediately following the auction date.

On an interest determination date, unless otherwise specified in the applicable prospectus supplement, the Treasury Rate for each interest period will be the rate for the auction held on the interest determination date for the interest period of treasury securities as that rate appears on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace page 56) or on page 57 (or any other page as may replace page 57) under the heading “INVESTMENT RATE.” Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable prospectus supplement or pricing supplement.

If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below:

(1) If the Treasury rate is not published prior to 3:00 p.m., New York City time on the earlier of 1) the tenth calendar day after the interest determination date or, if that day is not a business day, the next succeeding business day, or 2) the business day immediately preceding the applicable interest payment date or maturity date, as the case may be (the “calculation date”), then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading “U.S. Government Securities/ Treasury Bills/ Auction High” on the interest determination date.

(2) If the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury on the interest determination date.

(3) If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the interest determination date of the applicable treasury securities published in H.15(519) under the heading “U.S. Government Securities/ Treasury Bills/ Secondary Market.”

(4) If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate on the calculation date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market” on the interest determination date.

(5) If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date, of three primary United States government securities dealers selected by the calculation agent (after consultation with Comerica), for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement or pricing supplement.

(6) If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest period will be the same as the Treasury Rate for the immediately preceding interest period. If there was no preceding interest period, the Treasury Rate will be the initial interest rate.

Bond Equivalent Yield will be calculated as follows:

Bond Equivalent Yield	=	D × N	× 100

360 − (D × M)

where “D” refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable prospectus supplement or pricing supplement.

The calculation agent will determine the Prime Rate for each interest period on each interest determination date. The interest determination date is the second business day prior to each interest period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•	If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on the interest determination date that is published in the H.15 Daily Update or other recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan.”

•	If the rate referred to above is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME1 page as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the interest determination date.

•	If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City (after consultation with Comerica). The Prime Rate will be the arithmetic average of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the interest determination date.

•	If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate for the immediately preceding interest period, or if there was no interest period, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME1 page” means the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

EURIBOR Notes. Each EURIBOR note will bear interest for each interest period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.

The calculation agent will determine EURIBOR on each interest determination date. The interest determination date is the second TARGET business day prior to each interest period.

On an interest determination date, the calculation agent will determine EURIBOR for each interest period as follows:

The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable prospectus supplement or pricing supplement, in amounts of at least €1,000,000, commencing on the interest determination date, which appears on page 248 (or any other page as may replace such page) on the Telerate Service (or any successor service) as of 11:00 a.m., Brussels time, on that date.

If EURIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine EURIBOR as follows:

•	The calculation agent (after consultation with Comerica) will select four major banks in the Euro-zone interbank market.

•	The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the interest determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least €1,000,000 that is representative of a single transaction in such market at that time.

(1) If two or more quotations are provided, EURIBOR will be the arithmetic average of those quotations.

(2) If less than two quotations are provided, the calculation agent (after consultation with Comerica) will select three major banks in the Euro-zone and follow the steps in the two bullet points below.

•	The calculation agent will then determine EURIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the interest determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least €1,000,000 that is representative of a single transaction in such market at that time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period.

“Euro-zone” means the region comprised of member states of the European Union that adopted the Euro as their single currency.

CDOR Rate Notes. Each CDOR note will bear interest for each interest period at an interest rate equal to the Canadian dollar three-month Banker’s Acceptance Rate (“CDOR”) and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.

The calculation agent will determine CDOR on each interest determination date. The interest determination date is the first day of such interest period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such interest determination date.

The following procedures will be followed if CDOR cannot be determined as described above:

•	If the rate is not published prior to 10:00 a.m., Toronto time, on the interest determination date, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date.

•	If no offered rate appears on Reuters Screen CDOR page on an interest determination date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

•	If the Schedule I banks so selected by the calculation agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

Floating/Fixed Rate Notes The applicable prospectus supplement may provide that a debt security will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the debt security will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified herein and in the applicable prospectus supplement or pricing supplement.

Dual currency debt securities

Comerica may from time to time offer dual currency debt securities on which it has the option of making all payments of principal and interest on such debt securities that are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of those debt securities, in the optional payment currency specified in the applicable prospectus supplement or pricing supplement. This option will be exercisable in whole but not in part on an option election date, which will be any of the dates specified in the applicable prospectus supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable prospectus supplement or pricing supplement.

The prospectus supplement or pricing supplement for each issuance of dual currency debt securities will specify, among other things, the specified currency; the optional payment currency; and the designated exchange rate. The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The prospectus supplement or pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency debt securities. Each option election date will be a particular number of days before an interest payment date or maturity, as set forth in the applicable prospectus supplement. Each option election date will be the date on which Comerica may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

If Comerica makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable prospectus supplement or pricing supplement. Unless otherwise specified in the applicable prospectus supplement, if such an election is made, notice of the election will be provided in accordance with the terms of the dual currency debt securities within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, any such notice by Comerica, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Comerica had made the payment in the specified currency.

For United States federal income tax purposes, holders of dual currency debt securities may need to comply with rules that differ from the general rules applicable to holders of other types of debt securities offered by this prospectus. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency debt securities will be set forth in the applicable prospectus supplement or pricing supplement.

Extension of maturity

If so stated in the prospectus supplement or pricing supplement relating to a particular offering of debt securities, Comerica may extend the stated maturity of those debt securities for an extension period. Unless otherwise specified in the applicable prospectus supplement, such an extension period will be one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the prospectus supplement or pricing supplement.

Unless otherwise specified in the applicable prospectus supplement, Comerica may exercise its option for a particular offering of debt securities by notifying the trustee for that series at least 45 but not more than 60 days prior to the original stated maturity of the debt security. Not later than 40 days prior to the original stated maturity of the debt security, the trustee for the debt securities will provide notice of the extension to the holder, in accordance with “—Book-Entry Procedures and Settlement—Notices” below. The extension notice will set forth among other items: the election of Comerica to extend the stated maturity of the debt security; the new stated maturity; in the case of a fixed rate note, the interest rate applicable to the extension period; in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

Unless otherwise specified in the applicable prospectus supplement, upon the provision by such trustee of an extension notice in accordance with “Book-Entry Procedures and Settlement—Notices” below, the stated maturity of the debt security will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the debt security will have the same terms as prior to the extension notice.

Despite the foregoing and unless otherwise specified in the applicable prospectus supplement, not later than 20 days prior to the original stated maturity of the debt security, Comerica may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the debt security and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. Comerica may so act by causing the trustee for the debt security to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with “—Book-Entry Procedures and Settlement—Notices” below, to the holder of the debt security. Unless otherwise specified in the applicable prospectus supplement, the notice will be irrevocable. Unless otherwise specified in the applicable prospectus supplement, all debt securities for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

If so stated in the prospectus supplement or pricing supplement relating to a particular offering of debt securities, the holder of a debt security of which Comerica elects to extend maturity may have the option of early redemption, repayment or repurchase.

Listing

Unless otherwise specified in the applicable prospectus supplement, application will be made to list and trade the debt securities on the regulated market of the Luxembourg Stock Exchange.

The European Commission has adopted a Directive of the European Parliament and of the Council (2004/109/EC), the “Transparency Directive”) on the harmonization of transparency requirements relating to financial information of issuers whose securities are admitted to trading on a regulated market in the European Union, such as the Luxembourg Stock Exchange. If the Transparency Directive is implemented in Luxembourg in a manner that would require Comerica to publish its financial statements according to accounting principles or standards that are materially different from U.S. generally accepted accounting principles or that would otherwise impose requirements on Comerica that it in good faith determines are unduly burdensome, Comerica may seek to de-list the debt securities. Comerica will use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation for the debt securities by another listing authority, exchange and/or system within or outside the European Union, as it may decide. If such an alternative admission is not available to Comerica or is, in Comerica’s opinion, unduly burdensome, an alternative admission may not be obtained. Notice of any de-listing and/or alternative admission will be given as described under “—Book-Entry Procedures and Settlement—Notices” below.

Payment of additional amounts

Obligation to pay additional amounts

Unless otherwise specified in the applicable prospectus supplement, Comerica will pay additional amounts to the beneficial owner of any debt security that is a non-United States person in order to ensure that every net payment on such debt security will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a “net payment” on a debt security means a payment by Comerica or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These additional amounts will constitute additional interest on the debt security.

Exceptions

Unless otherwise specified in the applicable prospectus supplement, Comerica will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

(1) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	having a relationship with the United States as a citizen, resident or otherwise;
•	having had such a relationship in the past or
•	being considered as having had such a relationship.

(2) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past; or

•	having or having had a permanent establishment in the United States.

(3) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld in whole or in part by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):

•	personal holding company;
•	foreign personal holding company;
•	foreign private foundation or other foreign tax-exempt organization;
•	passive foreign investment company;
•	controlled foreign corporation; or
•	corporation which has accumulated earnings to avoid United States federal income tax.

(4) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Comerica entitled to vote or by reason of the beneficial owner being a bank that has invested in a debt security as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, “beneficial owner” means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(5) Additional amounts will not be payable to any beneficial owner of a debt security that is a:

•	fiduciary;
•	partnership;
•	limited liability company; or
•	other fiscally transparent entity

or that is not the sole beneficial owner of the debt security, or any portion of the debt security. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

(6) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

(7) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by Comerica or a paying agent.

(8) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(9) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(10) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;
•	inheritance tax;
•	gift tax;
•	sales tax;
•	excise tax;
•	transfer tax;
•	wealth tax;
•	personal property tax; or
•	any similar tax, assessment, withholding, deduction or other governmental charge.

(11) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a note if such payment can be made without such withholding by any other paying agent.

(12) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive. See “—EU Directive on the Taxation of Savings Income” below.

(13) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section (“Payment of Additional Amounts”) and under “—Redemption for Tax Purposes” below, Comerica will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

Relevant definitions

As used in this prospectus, “United States person” means:

•	any individual who is a citizen or resident of the United States;

•	any corporation, partnership or other entity treated as a corporation or a partnership created or organized in or under the laws of the United States or any political subdivision thereof;

•	any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income and

•	any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

Additionally, “non-United States person” means a person who is not a United States person, and “United States” means the United States of America, including the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

Ranking of senior debt

The senior debt securities will be unsecured obligations of Comerica and will rank on an equal basis with all other unsecured senior indebtedness of Comerica, whether existing at the time of issuance or created thereafter.

Subordination

The junior subordinated debt securities will be unsecured obligations of Comerica, will rank subordinated and junior in right of payment to all “Senior Debt” (as defined below) of Comerica and will rank equally with all other unsecured and subordinated indebtedness of Comerica, whether existing at the time of issuance or created thereafter, other than subordinated indebtedness which is designated as junior to the junior subordinated debt securities.

If Comerica defaults in the payment of any principal of, or premium, if any, or interest on any Senior Debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Comerica cannot make a payment on account of or redeem or otherwise acquire the junior subordinated debt securities. Nevertheless, holders of junior subordinated debt securities may still receive and retain:

•	securities of Comerica or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinate to Senior Debt; and

•	payments made from a defeasance trust as described below.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Comerica, its creditors or its property, then all Senior Debt must be paid in full before any payment may be made to any holders of junior subordinated debt securities. Holders of junior subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Debt until all Senior Debt is paid in full. If Comerica violates the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before it has paid all the Senior Debt in full, then such holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders.

“Senior Debt” means:

(1) the principal, premium, if any, and interest in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Comerica, including all indebtedness (whether now or hereafter outstanding);

(2) all capital lease obligations of Comerica;

(3) all obligations of Comerica issued or assumed as the deferred purchase price of property, all conditional sale obligations of Comerica and all obligations of Comerica under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

(4) all obligations, contingent or otherwise, of Comerica in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

(5) all obligations of Comerica in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Comerica is responsible or liable as obligor, guarantor or otherwise; and

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Comerica whether or not such obligation is assumed by Comerica.

but Senior Debt does not include any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with trade accounts payable and obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities (such as the capital securities) or other similar securities.

Comerica may modify or amend the junior subordinated indenture as provided under “Modification of the Indenture; Waiver of Compliance”. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.

The junior subordinated indenture places no limitation on the amount of Senior Debt that Comerica may incur.

Redemption

Redemption procedure

Unless otherwise specified in the applicable prospectus supplement, Comerica may, at its option, redeem a series of debt securities as a whole, but not in part, on not less than 30 nor more than 60 days’ prior notice, only in the circumstances described in items (1), (2) or (3) below under “—Redemption Circumstances.” To redeem, Comerica must pay a redemption price equal to 100% of the principal amount of the debt securities, together with accrued interest to the redemption date.

Redemption circumstances

Unless otherwise specified in the applicable prospectus supplement, there are three sets of circumstances in which Comerica may redeem the debt securities in the manner described above under “—Redemption Procedure:”

(1) Comerica may redeem a series of debt securities if:

•	Comerica becomes or will become obligated to pay additional amounts as described under “—Payment of Additional Amounts” above;

•	the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after the date of the applicable prospectus supplement relating to the original issuance of notes that form a series, or the pricing supplement, as the case may be; and

•	Comerica determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Comerica.

(2) Comerica may also redeem a series of debt securities if:

•	any act is taken by a taxing authority of the United States on or after the date of the applicable prospectus supplement relating to the original issuance of notes which form a series, or the pricing supplement, as the case may be, whether or not such act is taken in relation to Comerica or any subsidiary, that results in a substantial probability that Comerica will or may be required to pay additional amounts as described under “—Payment of Additional Amounts” above;

•	Comerica determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Comerica and

•	Comerica receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that Comerica will or may be required to pay the additional amounts described under “—Payment of Additional Amounts” above, and delivers to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Comerica is entitled to redeem a series of debt securities pursuant to their terms.

(3) Except as otherwise specified in the applicable prospectus supplement, Comerica may, at its option and subject to receipt of prior approval by the Board of Governors of the Federal System (the “Federal Reserve”), if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a “capital treatment event” or “investment company event,” each as defined below:

“Capital treatment event” means Comerica’s reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of capital securities by such Comerica Capital Trust, there is more than an insubstantial risk that Comerica will not be entitled to treat an amount equal to the liquidation amount of such capital securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Comerica.

“Investment company event” means the receipt by a Comerica Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such Comerica Capital Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the capital securities.

Book-entry procedures and settlement

Unless otherwise specified in the applicable prospectus supplement, Comerica will issue debt securities under a book-entry system in the form of one or more global securities. Comerica will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in the applicable prospectus supplement, the Depository Trust Company (“DTC”), New York, New York, or DTC, will be the depositary if Comerica uses a depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, Comerica and the relevant trustee will treat the depositary as the sole owner or holder of the debt securities. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder. Comerica understands that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities are represented by the global securities, Comerica will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither Comerica nor the relevant trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, Comerica will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. See “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency—Currency Conversion” below.

Comerica has been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Bîorse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;
•	withdrawal of securities and cash from Euroclear; and
•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Settlement

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive notes and paying agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a) the depositary is unwilling or unable to continue as depositary for such global security and Comerica is unable to find a qualified replacement for the depositary within 90 days;

(b) at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

(c) Comerica in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise specified in the applicable prospectus supplement, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $250,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The Depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive debt securities are available and notice will be published as described below under ‘‘—Notices.” Beneficial owners of book-entry debt securities will then be entitled (1) to receive physical delivery in certificated form of definitive debt securities equal in principal amount to their beneficial interest and (2) to have the definitive debt securities registered in their names. Thereafter, the holders of the definitive debt securities will be recognized as the “holders” of the debt securities.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of Comerica’s paying agent maintained in the Borough of Manhattan (in the case of holders of U.S. dollar-denominated debt securities or holders of debt securities denominated in a foreign currency electing to receive payments in U.S. dollars) and in London (in the case of holders of debt securities denominated in a foreign currency not electing to receive payments in U.S. dollars) and, if the definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg. Payment of principal of a definitive debt security may be made only against surrender of the debt security to one of Comerica’s paying agents.

Comerica also has the option of making payments of interest by mailing checks to the registered holders of the debt securities.

Comerica’s paying agent in the Borough of Manhattan, in London and paying agent and transfer agent in Luxembourg will be named in the applicable prospectus supplement. As long as the debt securities are listed on the Luxembourg Stock Exchange, Comerica will maintain a paying agent and transfer agent in Luxembourg. Any change in the Luxembourg paying agent and transfer agent will be published in London and Luxembourg. See “—Notices” below.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of Comerica, listed above and, so long as definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the transfer agent in Luxembourg, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Comerica and the securities registrar. A form of such instrument of transfer will be obtainable at the relevant office of Comerica and the Luxembourg transfer agent. Upon surrender, Comerica will execute, and the trustee will authenticate and deliver, new debt securities to the designated transferee in the amount being transferred, and a new debt security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Comerica or the Luxembourg transfer agent, as requested by the owner of such new debt securities. Comerica will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. In addition, so long as the securities are listed on the Luxembourg Stock Exchange, notices will also be made by publication in a leading newspaper of general circulation in Luxembourg, which is expected to be the d’Wort. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

Events of default, waiver

An “Event of Default” with respect to a series of debt securities is defined in the applicable indenture as:

•	default for 30 days in the payment of interest on any senior debt securities of that series;

•	default for 30 calendar days in the payment of any interest on the junior subordinated debt security of that series when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if we have properly elected to defer interest payments if permitted with respect to such series of junior subordinated debt securities;

•	default in payment of principal or other amounts payable on any senior debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

•	with respect to a series of junior subordinated debt securities held by a Comerica Capital Trust, the related Comerica Capital Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the capital securities, (ii) the redemption of all of the outstanding capital securities or (iii) certain mergers, consolidations or amalgamations of the Comerica Capital Trust;

•	failure by us for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

•	certain events of bankruptcy or reorganization of Comerica; and

•	any other event of default provided in the applicable supplemental indentures or form of security.

If a default in the payment of principal, interest or other amounts payable on the debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of debt securities occurs and is continuing (other than a default arising out of certain events of bankruptcy or reorganization of Comerica), either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. If a default arising out of certain events of bankruptcy or reorganization of Comerica occurs, the principal of all outstanding debt securities and any interest accrued thereon shall become due and payable immediately without any further action on the part of the trustee or the holders of the debt securities. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. If a default in the performance of any covenant or agreement with respect to all series of debt securities, or due to specified events of bankruptcy or insolvency of Comerica, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding, voting as a single class, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. If the junior subordinated debt securities of that series are held by a Comerica Capital Trust or a trustee of such Comerica Capital Trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related capital securities; provided, however, that the consent of each holder of capital securities is required to waive a default in the payment of principal, premium or interest with respect to such junior subordinated debt securities or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security. If the holders of junior subordinated debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related capital securities shall have such right.

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indentures provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.

The Indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indentures. The trustee is not obligated to exercise any of its rights or powers under the Indentures at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities.

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default and the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action.

The Indentures require us to file annually with the trustee a written statement of no default, or specifying any default that exists.

Whenever the Indentures provide for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine.

If the junior subordinated debt securities of any series are held by a Comerica Capital Trust or a trustee of such Comerica Capital Trust, a holder of the related capital securities may institute a direct action if there is a payment default on the corresponding junior subordinated debt securities, taking account of any extension period (a “direct action”). A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of capital securities thereunder without the consent of all holders of affected capital securities. The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the corresponding junior subordinated debt securities except under the circumstance described in this paragraph.

Discharge, defeasance and covenant defeasance

Discharge of Indenture. The applicable Indenture will cease to be of further effect with respect to debt securities of any series, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, if at any time:

•	Comerica has paid the principal, interest or other amounts payable under the debt securities of such series;

•	Comerica has delivered to the trustee for cancellation all debt securities of such series; or

•	the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and Comerica has irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on demand of Comerica accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of Comerica, will execute proper instruments acknowledging such satisfaction of and discharging the applicable Indenture with respect to such series.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance”.

We may be released with respect to any outstanding series of debt securities from the covenant described below limiting consolidations, mergers and asset sales, and elect not to comply with that provision without creating an event of default. Discharge under these procedures is called “covenant defeasance”.

Defeasance or covenant defeasance may be effected only if, among other things:

•	we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•	the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased;

•	in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

•	such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other agreement or instrument to which we are a party or by which we are bound.

Modification of the indenture; waiver of compliance

The Indentures contain provisions permitting us and the trustee to modify the applicable Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, interest on, or any other amounts due under any debt security;

•	change the currency or currency unit of payment of any debt security;

•	change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

•	reduce the portion of the principal amount of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security;

•	with respect to the junior subordinated indenture only, modify or amend the subordination provisions thereof in a manner adverse to the holders of the Senior Debt; or

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification provided, further, that, with respect to the junior subordinated indenture, in the case of the junior subordinated debt securities of a series issued to a Comerica Capital Trust, so long as any of the corresponding series of capital securities issued by such Comerica Capital Trust remains outstanding, no such amendment shall be made that adversely affects the holders of such capital securities in any material respect without the prior consent of the holders of at least a majority of the aggregate liquidation amount of such capital securities.

The Indenture also permits us and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security, and for certain other purposes.

Consolidations, mergers and sales of assets

We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

•	we are the continuing corporation or the successor corporation is a United States corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition. (Article 9 of the Indenture)

There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Comerica or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Comerica or a sale or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, that we would describe in the applicable prospectus supplement.

Governing law

The debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Unclaimed funds

Unless otherwise specified in the applicable prospectus supplement, all funds deposited with the relevant trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of the debt securities will be repaid to Comerica upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against Comerica, and the trustee and paying agents will have no liability therefor.

Prescription

Under New York’s statute of limitations, any legal action to enforce Comerica’s payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Comerica’s payment obligations will generally become unenforceable.

EU directive on the taxation of savings income

As of the date of this prospectus, under the European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system). As indicated above under “—Payment of Additional Amounts—Exceptions”, no additional amounts will be payable with respect to a debt security if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the directive in their particular circumstances.

Currency conversions and foreign exchange risks affecting debt securities denominated in a foreign currency

Currency conversions

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in a foreign currency that are offered and sold in the United States (“DTC debt securities”) will be represented by beneficial interests in fully registered permanent global debt securities (“DTC global debt securities”) that will be deposited with a custodian for, and registered in the name of Cede & Co., as nominee for, DTC. While interests in the DTC debt securities are held through the DTC global debt securities, all payments in respect of such debt securities will be made in U.S. dollars, except as otherwise provided in this section, in “Description of Debt Securities—Book-Entry Procedures and Settlement” above or in the applicable prospectus supplement.

As determined by the exchange agent under the terms of the fiscal agency agreement, in accordance with reasonable market practice, the amount of U.S. dollars payable in respect of any particular payment under the DTC debt securities will be equal to the amount of the relevant foreign currency/U.S.$ rate of exchange prevailing as of 11:00 a.m. (London time) on the day that is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for such conversion (to be shared pro rata among the holders of DTC debt securities accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the fiscal agency agreement. If an exchange rate bid quotation is not available, the exchange agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange agent for such purpose after consultation with Comerica. If no bid quotation from a leading foreign exchange bank is available, payment will be in the relevant foreign currency to the account or accounts specified by DTC to the exchange agent. For purposes of this paragraph, a “Business Day” is a day on which commercial banks and foreign exchange markets settle payments in each of New York City and London.

Notwithstanding the above and unless otherwise specified in the applicable prospectus supplement, the holder of a beneficial interest in the DTC debt securities may elect to receive payments under such DTC debt securities in the relevant foreign currency by notifying the DTC participant through which its debt securities are held on or prior to the applicable record date of (1) such investor’s election to receive all or a portion of such payment in the relevant foreign currency and (2) wire instructions to a relevant foreign currency account outside the United States. DTC must be notified of such election and wire transfer instructions on or prior to the third New York business day after such record date for any payment of interest and on or prior to the twelfth day prior to the payment of principal. DTC will notify the fiscal agent and the paying agent of such election and wire transfer instructions on or prior to 5:00 p.m. New York City time on the fifth New York business day after such record date for any payment of interest and on or prior to 5:00 p.m. New York City time on the tenth day prior to the payment of principal. For purposes of this paragraph, “New York business day” means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

If complete instructions are forwarded to DTC through DTC participants and by DTC to the fiscal agent and the paying agent on or prior to such dates, such holder will receive payment in the relevant foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the fiscal agent to DTC, unless otherwise specified in the applicable prospectus supplement. All costs of such payment by wire transfer will be borne by holders of beneficial interests receiving such payments by deduction from such payments.

Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time.

Holders of the debt securities will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. For further information as to such consequences, see ‘‘—Foreign Exchange Risks” below.

Judgments in a foreign currency

The debt securities will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Foreign exchange risks

An investment in debt securities that are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is a resident or the currency in which the purchaser conducts its business or activities (the “home currency”) entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in the rates of exchange between the home currency and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls with respect to the relevant foreign currency. Such risks generally depend on economic and political events over which Comerica has no control. In recent years, rates of exchange for foreign currencies have been volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the debt securities. Depreciation of the relevant foreign currency against the relevant home currency could result in a decrease in the effective yield of such relevant foreign denominated debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

This description of foreign currency risks does not describe all the risks of an investment in debt securities denominated in a currency other than the home currency. Prospective investors should consult with their financial and legal advisors as to the risks involved in an investment in a particular offering of debt securities.

Description of the warrants to purchase common stock or preferred stock

The following summary sets forth the material terms and provisions of the common stock warrants and preferred stock warrants, that would be issued pursuant to a stock warrant agreement between Comerica and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, that is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common stocks or preferred stocks purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of common stocks or preferred stocks purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The shares of common stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of stock warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., which we refer to in this prospectus as the NASD, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common stocks or the preferred stocks, as the case may be, a certificate representing the number of common stocks or preferred stocks purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and other provisions

The exercise price payable, the number of common stocks or preferred stocks purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of shares of common stock or preferred stock; and
•	a combination, subdivision or reclassification of our common stock or preferred stock.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property we as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common stocks or preferred stocks into which your stock warrants were exercisable immediately prior to this event.

No rights as shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of our’s.

Description of the warrants to purchase debt securities

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between Comerica and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of Comerica debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the Comerica debt securities or to enforce any of the covenants of the Comerica debt securities or the applicable Comerica indenture.

Exercise of debt warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, Comerica will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

Description of stock purchase contracts and stock
purchase units

Comerica may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Comerica, and Comerica to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities,

•	capital securities issued by trusts, all of whose common securities are owned by Comerica or by one of its subsidiaries,

•	junior subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Comerica to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

Description of capital securities and guarantees

Each Comerica Capital Trust will be governed by an amended and restated trust agreement, which we refer to in this prospectus as a trust agreement, a form of which is an exhibit to the registration statement of which this prospectus forms a part. Under each trust agreement, the

Comerica Capital Trust may issue, from time to time, only one series of capital securities with the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, which terms we will set forth in the applicable prospectus supplement. The terms of the Comerica Capital Trust capital securities will generally mirror the terms of the junior subordinated debt securities, which the Comerica Capital Trust will purchase with the proceeds from the sale of its capital securities and its common securities. The junior subordinated debt securities issued to a Comerica Capital Trust will be guaranteed by Comerica on a subordinated basis and are referred to in this prospectus as the corresponding junior subordinated debt securities relating to that Comerica Capital Trust.

Capital securities

The following is a summary of the material terms and provisions of each trust agreement and the capital securities. You should refer to the form of amended and restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the trust agreement and of the capital securities.

Issuance, status and guarantee of capital securities

The capital securities will represent preferred beneficial interests in a Comerica Capital Trust and you, as holders of the capital securities, will be entitled to a preference in specified circumstances, including as regards distributions and amounts payable on redemption or liquidation over the common securities of the applicable Comerica Capital Trust. The capital securities of each Comerica Capital Trust will rank equally, and payments will be made on the capital securities pro rata, with the common securities of that Comerica Capital Trust, except as described under “—Subordination of Common Securities” below. The property trustee will hold legal title to the corresponding junior subordinated debt securities in trust for your benefit and for the benefit of the holder of the Comerica Capital Trust’s common securities. In this prospectus, we refer to the common securities and the capital securities of a Comerica Capital Trust collectively as the “trust securities” of that Comerica Capital Trust.

Comerica will guarantee the capital securities, which we refer to in this prospectus as the “capital securities guarantee”. Under each capital securities guarantee, Comerica will guarantee, on a subordinated basis, payment of distributions on the related capital securities and amounts payable on redemption or liquidation of the related capital securities, but only to the extent that the related Comerica Capital Trust has funds to make these payments.

Distributions

Distributions on the capital securities will accumulate from the original issue date and will be payable on the dates specified in the applicable prospectus supplement. If any date on which these distributions are payable is not a business day, payment of the distribution payable on that date will be made on the next succeeding business day without any additional distributions or other payment in respect of the delay. However, if the next succeeding business day is in the next succeeding calendar year, payment of the distribution will be made on the immediately preceding business day, in each case as if made on the date the payment was originally payable. We refer to each date on which distributions are payable in this prospectus as a distribution date. A “business day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding junior subordinated debt securities is closed for business.

Distributions on each capital security will be payable at the rate specified in the applicable prospectus supplement and the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which you are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. References to “distributions” include any accumulated or additional distributions unless otherwise stated.

If set forth in the applicable prospectus supplement, Comerica will have the right under the subordinated indenture to defer the payment of interest on any series of corresponding junior subordinated debt securities for the period specified in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. As a consequence of any extension, distributions on the corresponding capital securities would be deferred but would continue to accumulate additional distributions at the rate set forth in the applicable prospectus supplement, which rate will match the interest rate payable on the corresponding junior subordinated debt securities during the extension period, by the Comerica Capital Trust which issued the capital securities during any extension period.

The funds of each Comerica Capital Trust available for distribution to you will be limited to payments under the junior corresponding subordinated debt securities in which each Comerica Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If Comerica does not make interest payments on those corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions, if and to the extent each Comerica Capital Trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by Comerica as set forth below.

Distributions on the capital securities will be payable to the holders of the capital securities as they appear on the register of the applicable Comerica Capital Trust on the relevant record dates. As long as the capital securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. Generally, each distribution payment will be made as described under “Global Capital Securities.” If any capital securities are not in book-entry form, the relevant record date will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or exchange

Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding subordinated debt securities held by a Comerica Capital Trust, the property trustee will simultaneously apply the proceeds from the repayment or redemption, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities repaid or redeemed. The redemption price per trust security will be equal to its stated liquidation amount, plus any accumulated and unpaid distributions on the trust security to the redemption date, plus the related amount of premium, if any, and any additional amounts paid by Comerica upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities. The amount described in the preceding sentence is referred to in this prospectus as the redemption price. If less than all of the corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the property trustee shall allocate the proceeds from the repayment or redemption to the redemption pro rata of the related trust securities.

Generally, Comerica will have the right to redeem any series of corresponding junior subordinated debt securities at any time, in whole but not in part, upon the occurrence of a special event and subject to the conditions described in the prospectus supplement.

Special Event Redemption or Distribution of Corresponding Comerica Junior Subordinated Debt Securities. If a special event relating to the trust securities of a Comerica Capital Trust occurs and is continuing, within 90 days following the occurrence of the special event, Comerica has the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and, in doing so, cause a mandatory redemption of the related trust securities, in whole but not in part, at the redemption price. At any time, Comerica has the right to dissolve a Comerica Capital Trust and, after satisfaction of the liabilities of creditors of a Comerica Capital Trust, cause the corresponding junior subordinated debt securities to be distributed to the holders of the trust securities in liquidation of such Comerica Capital Trust. If Comerica does not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a special event, the applicable trust securities will remain outstanding. If a tax event has occurred and is continuing, additional sums may be payable on the corresponding junior subordinated debt securities. For purposes of this section, “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a Comerica Capital Trust on its outstanding trust securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject as a result of a tax event.

On and from the date fixed for any distribution of corresponding junior subordinated debt securities upon dissolution of a Comerica Capital Trust:

•	the trust securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon the distribution, upon surrender of the related capital securities certificates for exchange; and

•	any certificates representing the capital securities, which is not surrendered for exchange will be deemed to represent beneficial interests in the corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the capital securities and accruing interest at the rate provided for in the debt securities, which rate will equal the distribution rate on the capital securities, until the certificates are presented to the administrative trustees or their agent for exchange.

There can be no assurance as to the market prices for the capital securities or the corresponding junior subordinated debt securities that may be distributed in exchange for capital securities if a dissolution and liquidation of a Comerica Capital Trust were to occur. Accordingly, the capital securities that you may purchase, and the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a Comerica Capital Trust, may trade at a discount to the price that you paid to purchase the capital securities.

Redemption procedures

The property trustee shall redeem the capital securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The property trustee will redeem the capital securities, and shall pay the redemption price, on each redemption date only to the extent that the applicable Comerica Capital Trust has funds on hand available for the payment of the redemption price. See also “—Subordination of Common Securities.”

If a Comerica Capital Trust gives a notice of redemption, which notice will be irrevocable, in respect of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the capital securities funds sufficient to pay the applicable redemption price. The property trustee will also give the depositary irrevocable instructions and authority to pay the redemption price to you, as a holder of the capital securities. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing the capital securities. Notwithstanding the preceding sentences, distributions payable on or prior to the redemption date for any capital securities called for redemption shall be payable to you on the relevant record date for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all of your rights, as a holder of capital securities so called for redemption, will cease, except your right to receive the redemption price, but without interest, and your capital securities will cease to be outstanding. If any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding business day without any interest or other payment in respect of the delay. However, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the proper payment date. If that payment of the redemption price is improperly withheld or refused and not paid either by the Comerica Capital Trust or by Comerica pursuant to the capital securities guarantee as described under “Description of Capital Securities Guarantees,” distributions on the capital securities will continue to accumulate interest at the then applicable rate, from the redemption date originally established by the Comerica Capital Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Generally, Comerica or its subsidiaries, including a Comerica Capital Trust, may purchase outstanding capital securities.

Payment of the redemption price on the capital securities will be made to the record holders as they appear on the register for the capital securities on the relevant record date, which will be one business day prior to the relevant redemption date. If any capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

The property trustee will allocate the aggregate liquidation amount pro rata to the trust securities based upon the relative liquidation amounts of the classes if less than all of the trust securities issued by a Comerica Capital Trust are to be redeemed on a redemption date. The property trustee will select on a pro rata basis not more than 60 days prior to the redemption date from the outstanding capital securities not previously called for redemption the particular capital securities to be redeemed by any method, including without limitation by lot, as it shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount of the capital securities to be redeemed. Generally, for purposes of each trust agreement, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of capital securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of Comerica and a Comerica Capital Trust defaults in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or portions of the junior subordinated debt securities, and distributions will cease to accrue on the related capital securities or portions of the related capital securities, called for redemption.

Subordination of common securities

Payment on each of a Comerica Capital Trust’s trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if an event of default under the corresponding junior subordinated debt securities occurs and is continuing on any distribution date or redemption date, no payment of any distribution on, or junior redemption price of, any of the Comerica Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Comerica Capital Trust’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Comerica Capital Trust’s outstanding capital securities then called for redemption, have been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the Comerica Capital Trust’s capital securities then due and payable.

If any event of default under the trust agreement resulting from an event of default under the junior subordinated indenture occurs, the holder of the Comerica Capital Trust’s common securities will be deemed to have waived any right to act with respect to that event of default until the effect of all of the events of default with respect to the capital securities have been cured, waived or otherwise eliminated. Until these events of default have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the capital securities and not on behalf of the holder of the Comerica Capital Trust’s common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation distribution upon dissolution of Comerica Capital Trust

Pursuant to each trust agreement, each Comerica Capital Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of:

•	bankruptcy, dissolution or liquidation of Comerica;

•	the written direction to the property trustee from Comerica, as depositor, at any time, which direction is optional and wholly within the discretion of Comerica, to dissolve the Comerica Capital Trust and distribute corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities subject to our having received any required prior approval of the Federal Reserve;

•	the redemption of all of the Comerica Capital Trust’s trust securities following a special event;

•	the redemption of all of the Comerica Capital Trust’s capital securities as described under “—Redemption or Exchange—Mandatory Redemption”; and

•	the entry of an order for the dissolution of the Comerica Capital Trust by a court of competent jurisdiction.

If an early dissolution occurs as described in the first, second and fifth bullets above or upon the date designated for automatic dissolution of the Comerica Capital Trust, the Comerica Capital Trust will be liquidated by the Comerica Capital Trustees as expeditiously as the Comerica Capital Trustees determine to be possible by distributing to the holders of the trust securities, after satisfaction of liabilities to the Comerica Capital Trust’s creditors, corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if the property trustee determines that this distribution is not practical or the early distribution occurs as described in the 3rd or 4th bullets above, the holders will be entitled to receive out of the Comerica Capital Trust’s assets available for distribution, after satisfaction of liabilities to the Comerica Capital Trust’s creditors, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions on the trust securities to the date of payment, this amount being referred to in this prospectus as the liquidation distribution. If the liquidation distribution can be paid only in part because the Comerica Capital Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Comerica Capital Trust on its capital securities will be paid on a pro rata basis. The holder of the Comerica Capital Trust’s common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the capital securities shall have a priority over the common securities.

Events of default; notice

The following constitute an event of default under each trust agreement with respect to the applicable capital securities:

•	the occurrence of an event of default on the corresponding junior subordinated debt securities (see “Description of Debt Securities—Events of Default”);

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of this default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•	default in the performance, or breach, in any material respect, of any covenant or warranty of the Comerica Capital Trustees in the trust agreement, other than a default in the performance or breach of those covenants in the preceding two bullets, and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding capital securities of the applicable Comerica Capital Trust have given written notice specifying the default or breach, requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement, by registered or certified mail to the defaulting Comerica Capital Trustee(s); and

•	the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and the failure by Comerica, as depositor, to appoint a successor property trustee within 60 days of the occurrence.

Within 30 business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable capital securities, the administrative trustees and Comerica, as depositor, unless the event of default has been cured or waived. Comerica, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.

If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the capital securities shall have a preference over the common securities upon dissolution of each Comerica Capital Trust as described above. See “—Liquidation Distribution Upon Dissolution of Comerica Capital Trust.” The existence of an event of default under the trust agreement does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Removal of Comerica Capital Trustees

Unless an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, any Comerica Capital Trustee may be removed at any time by the holder of the Comerica Capital Trust’s common securities. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the Comerica Capital Trust’s common securities. No resignation or removal of a Comerica Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-trustees and separate property trustee

Unless an event of default shall have occurred and be continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any Comerica Capital Trust may at the time be located, Comerica, as depositor, and the administrative trustees shall have power, at any time or times, to appoint one or more persons either to act as a co-trustee jointly with the property trustee of all or any part of the property of the Comerica Capital Trust or to act as separate trustee of any property, in either case with the powers as may be provided in the instrument of appointment. Comerica, as depositor, and the administrative trustees shall generally also have the power to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make this appointment.

Merger or consolidation of Comerica Capital Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Comerica Capital Trustee shall be a party, shall be the successor of the Comerica Capital Trustee under each trust agreement, so long as the corporation is otherwise qualified and eligible.

Mergers, consolidations, amalgamations or replacements of the Comerica Capital Trusts

A Comerica Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation Distribution Upon Dissolution of Comerica Capital Trust.” A Comerica Capital Trust may, at the request of Comerica, with the consent of only the administrative trustees and without the consent of the holders of the capital securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state so long as the following conditions are met:

•	the successor entity either: expressly assumes all of the obligations of the Comerica Capital Trust with respect to the capital securities or substitutes for the capital securities other securities having substantially the same terms as the capital securities, referred to in this prospectus as the successor securities, so long as the successor securities rank the same as the capital securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	Comerica expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities;

•	the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed or traded, if any;

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of the Comerica Capital Trust;

•	prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Comerica has received an opinion from independent counsel to the Comerica Capital Trust to the effect that:

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect;

•	following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Comerica Capital Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

•	Comerica or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the capital securities guarantee.

Notwithstanding the preceding description, a Comerica Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Comerica Capital Trust or the successor entity to be classified as other than a grantor trust for U.S. Federal income tax purposes.

Voting and preemptive rights

Except as provided below and under “—Removal of Comerica Capital Trustees,” “Description of Comerica Debt Securities and Comerica Guarantee—Events of Default,” “Description of Capital Securities Guarantees—Amendments and Assignment”, the holders of the capital securities will generally not have any voting rights. Holders of the capital securities have no preemptive or similar rights.

Amendment of restated trust agreements

Each trust agreement may be amended by Comerica and the Comerica Capital Trustees, without the consent of the holders of the trust securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, or

•	to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the Comerica Capital Trust will be classified for U.S. Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Comerica Capital Trust will not be required to register as an “investment company” under the Investment Company Act.

However, in the case of the first bullet above, that action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of a trust agreement adopted in accordance with the two bullet points above will become effective when notice of the amendment is given to the holders of trust securities of the applicable Comerica Capital Trust.

Each trust agreement may be amended by the Comerica Capital Trustees and Comerica with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities and receipt by the Comerica Capital Trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Comerica Capital Trustees in accordance with the amendment will not affect the Comerica Capital Trust’s status as a grantor trust for U.S. Federal income tax purposes or the Comerica Capital Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the date.

So long as any corresponding junior subordinated debt securities are held by the property trustee, the Comerica Capital Trustees shall not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the junior subordinated indenture, or executing any trust or power conferred on that trustee with respect to the corresponding subordinated debt securities;

•	waive any past default that is waivable under the subordinated indenture, as described in “Description of the Comerica Debt Securities and Comerica Guarantee—Modification and Waiver”;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities shall be due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding subordinated debt securities, where the consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities.

However, where a consent under the junior subordinated indenture would require the consent of each holder of the affected corresponding junior subordinated debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the corresponding capital securities. The Comerica Capital Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee shall notify each holder of capital securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining these approvals of the holders of the capital securities, prior to taking any of these actions, the Comerica Capital Trustees shall obtain an opinion of counsel to the effect that the Comerica Capital Trust will not be classified as an association taxable as a corporation for U.S. Federal income tax purposes on account of that action.

Any required approval or action of holders of capital securities may be given or taken at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities.

No vote or consent of the holders of capital securities will be required for a Comerica Capital Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

Even though the holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by Comerica, the Comerica Capital Trustees or any affiliate of Comerica or any Comerica Capital Trustees shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global capital securities

The capital securities of a Comerica Capital Trust may be issued, in whole or in part, in the form of one or more global capital securities that will be deposited with, or on behalf of, the depositary. The depositary and the specific terms of the depositary arrangement with respect to the capital securities of a Comerica Capital Trust will be described in the applicable prospectus supplement.

Payment and paying agency

Payments of distributions in respect of the capital securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. However, if any Comerica Capital Trust’s capital securities are not held by the depositary, these payments shall be made by check mailed to the address of the holder entitled to the payments as it shall appear on the register of the Comerica Capital Trust.

Unless otherwise set forth in the applicable prospectus supplement, the paying agent shall initially be The Bank of New York and any co-paying agent chosen by The Bank of New York and acceptable to the administrative trustees and Comerica. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and Comerica. If The Bank of New York shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Comerica, to act as paying agent.

Registrar and transfer agent

The registrar and transfer agent for the capital securities will be named in the applicable prospectus supplement.

Registration of transfers and exchanges of capital securities will be effected without charge by or on behalf of each Comerica Capital Trust. However, the holders must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Comerica Capital Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

Information concerning the property trustee

The property trustee undertakes to perform only those duties specifically set forth in each trust agreement. However, the property trustee must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If, in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee shall take the action as is directed by Comerica. Otherwise, the property trustee shall take the action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Administrative trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Comerica Capital Trusts in such a way that:

•	no Comerica Capital Trust will be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. Federal income tax purposes; and

•	the corresponding junior subordinated debt securities will be treated as indebtedness of Comerica for U.S. Federal income tax purposes.

In this regard, Comerica and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Comerica Capital Trust or each trust agreement, that Comerica and the administrative trustees determine, in their discretion, to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related capital securities.

Capital securities guarantees

Concurrently with the issuance by each Comerica Capital Trust of its capital securities, we will execute and deliver a capital securities guarantee for the benefit of the holders of the capital securities. The guarantee trustee acting under each capital securities guarantee for the purposes of compliance with the Trust Indenture Act will be named in the applicable prospectus supplement, and each capital securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following is a summary of the material provisions of the capital securities guarantees. You should refer to the form of capital securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each capital securities guarantee. The form of the capital securities guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Reference in this summary to capital securities means the Comerica Capital Trust’s capital securities to which the capital securities guarantee relates. The guarantee trustee will hold each capital securities guarantee for the benefit of the holders of the related Comerica Capital Trust’s capital securities.

General

We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, without duplication of amounts previously paid by or on behalf of the Comerica Capital Trust, to the holders of the capital securities as and when due, regardless of any defense, right of setoff or counterclaim that the Comerica Capital Trust may have or assert other than the defense of payment. The following payments with respect to the capital securities, to the extent not paid by or on behalf of the related Comerica Capital Trust, are referred to in this prospectus as the guarantee payments:

•	any accrued and unpaid distributions required to be paid on the capital securities, to the extent that the Comerica Capital Trust has funds available for payment at that time;

•	the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any capital securities called for redemption, to the extent that the Comerica Capital Trust has funds available for payment at that time; and

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the Comerica Capital Trust, unless the corresponding junior subordinated debt securities are distributed to holders of the capital securities, the lesser of:

•	the liquidation distribution, to the extent the Comerica Capital Trust has funds available for payment at that time; and

•	the amount of assets of the Comerica Capital Trust remaining available for distribution to holders of capital securities.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing the Comerica Capital Trust to pay these amounts to the holders.

A capital securities guarantee will not apply to any payment of distributions except to the extent a Comerica Capital Trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a Comerica Capital Trust, such Comerica Capital Trust will not pay distributions on the capital securities and will not have funds available for such payments. See “—Status of the Capital Securities Guarantees.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the capital securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

Our obligations under the capital securities guarantee, the junior subordinated indenture, including our guarantee of the subordinated junior debt securities, and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitute this guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Comerica Capital Trust’s obligations under the capital securities. See “Comerica Capital Trusts,” “Description of Capital Securities,” and “Description of Debt Securities.”

We will also agree to guarantee the obligations of each Comerica Capital Trust with respect to the common securities issued by the Comerica Capital Trust to the same extent as under the capital securities guarantee. However, if an event of default under the subordinated indenture has occurred and is continuing, the holders of capital securities under the capital securities guarantee will have priority over the holders of the common securities under the common securities guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the capital securities guarantees

Each capital securities guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture.

Each capital securities guarantee will rank equally with all other similar capital securities guarantees issued by us on behalf of holders of capital securities of any other Comerica Capital Trust or any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any affiliate of ours in connection with the issuance by the entity of capital securities or other similar securities that are guaranteed by us pursuant to an instrument that ranks equally with or junior in right of payment to the capital securities guarantee. (Section 6.3). Each capital securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may generally institute a legal proceeding directly against us to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against any other person or entity, including the applicable Comerica Capital Trust.

No capital securities guarantee will be discharged except by payment of the guarantee payments in full to the extent not paid by the Comerica Capital Trust or upon distribution to the holders of the capital securities of the corresponding junior subordinated debt securities. None of the capital securities guarantees places a limitation on the amount of additional indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness that will rank senior to the capital securities guarantees.

Amendments and assignment

No capital securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the applicable outstanding capital securities, except with respect to any changes which do not materially adversely affect the rights of holders of the related capital securities, in which case no consent will be required. All guarantees and agreements contained in each capital securities guarantee will bind our successors and assigns and will inure to the benefit of the holders of the related capital securities. We may not assign our obligations under the capital securities guarantee except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease that is permitted under the subordinated indenture and under which the person formed by the consolidation or amalgamation or into which we are merged or which acquires or leases our properties and assets agrees in writing to perform our obligations under the capital securities guarantee.

Events of default

An event of default under each capital securities guarantee will occur upon our failure to perform any of our payment or other obligations under the capital securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee.

Any holder of the capital securities may institute a legal proceeding directly against us to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against the Comerica Capital Trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not Comerica is in compliance with all the conditions and covenants applicable to it under the capital securities guarantee.

Information concerning the guarantee trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any capital securities guarantee, undertakes to perform only the duties specifically set forth in each capital securities guarantee. After default with respect to any capital securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the preceding sentence, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any capital securities guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that it might incur.

Termination of the capital securities guarantees

A capital securities guarantee will terminate upon:

•	full payment of the redemption price of the related capital securities;

•	the distribution of the corresponding junior subordinated debt securities to the holders of the related capital securities; or

•	upon full payment of the amounts payable upon liquidation of the related Comerica Capital Trust.

Each capital securities guarantee will continue to be effective or will be reinstated if, at any time, any holder of the related capital securities must restore payment of any sums paid with respect to the capital securities or the capital securities guarantee.

New York law to govern

Each capital securities guarantee will be governed by and construed in accordance with the laws of the State of New York.

The expense agreement

Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom a Comerica Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Comerica Capital Trust, other than obligations of the Comerica Capital Trust to pay to the holders of the capital securities or other similar interests in the Comerica Capital Trust of the amounts due them pursuant to the terms of the capital securities or other similar interests, as the case may be.

Plan of distribution

Comerica may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Comerica.

The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Comerica from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Comerica will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Comerica to one or more institutional purchasers, or through agents designated by Comerica from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Comerica to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Comerica may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, Comerica will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Comerica at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

The broker-dealer subsidiaries of Comerica, including Comerica Securities, Inc., are members of the NASD and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Comerica’s broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary of Comerica in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Comerica’s broker-dealer subsidiaries may act as principal or agent in such transactions. None of Comerica’s broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Comerica and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

Underwriters, dealers and agents may be entitled, under agreements with Comerica, to indemnification by Comerica relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Comerica and affiliates of Comerica in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

ERISA considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Comerica. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

Comerica has subsidiaries, including insurance company subsidiaries and broker-dealer subsidiaries, that provide services to many employee benefit plans. Comerica and any such direct or indirect subsidiary of Comerica may each be considered a “party in interest” and a “disqualified person” to a large number of plans. A purchase of offered securities of Comerica by any such plan would be likely to result in a prohibited transaction between the plan and Comerica.

Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) issued by the Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers,
•	PTCE 95-60 for transactions involving insurance company general accounts,
•	PTCE 91-38 for transactions involving bank collective investment funds,
•	PTCE 90-1 for transactions involving insurance company separate accounts, or
•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Comerica on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b) its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c) it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

Legal matters

In connection with particular offerings of the securities in the future, the validity of those securities, other than capital securities, will be passed upon for Comerica by Mayer, Brown, Rowe & Maw LLP, legal counsel to Comerica, or one of Comerica’s lawyers named in the applicable prospectus supplement. The validity of the capital securities will be passed upon for Comerica Capital Trusts by special Delaware counsel, Richards, Layton & Finger, P.A., Wilmington, Delaware. Notwithstanding the foregoing, Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, may act as legal counsel to the underwriters, agents or dealers. In addition to the above reference, Mayer, Brown, Rowe & Maw LLP has from time to time acted as counsel for Comerica and its subsidiaries and may do so in the future.

Experts

The consolidated financial statements of Comerica Incorporated as of December 31, 2005 and 2004, and for each of the three years ended December 31, 2005, included in Comerica Incorporated’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2006, and Comerica Incorporated management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated by reference in Comerica Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

As required by the Securities Act of 1933, Comerica filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

Comerica files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Comerica files at the SEC’s public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Comerica maintains an Internet website at www.comerica.com where the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge, as soon as reasonably practicable after those reports are filed with or furnished to the U.S. Securities and Exchange Commission. The Code of Business Conduct and Ethics for Employees, the Code of Business Conduct and Ethics for Members of the Board of Directors and the Senior Financial Officer Code of Ethics adopted by Comerica are also available on the Internet website and are available in print to any shareholder who requests them. Such requests should be made in writing to the Corporate Secretary at Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226.

The SEC allows Comerica to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Comerica files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Comerica incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(a) Annual Report on Form 10-K for the year ended December 31, 2005, with the exception of the following items, which are superseded by, and included in, the Current Report on Form 8-K filed on November 14, 2006:

i) Item 6. Selected Financial Data,

ii) Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,

iii) Item 7A. Quantitative and Qualitative Disclosures About Market Risk,

iv) Item 8. Financial Statements and Supplementary Data;

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

(c) Current Reports on Form 8-K filed on October 19, 2006, November 13, 2006, two separate filings on November 14, 2006 and the Current Report on Form 8-K furnished on January 18, 2007; and

(d) The description of Comerica’s common stock set forth in Comerica’s registration statement on Form S-4/A filed December 14, 2000 (Commission File Number 333-51042), and any amendment or report filed with the SEC for the purpose of updating that description.

All documents Comerica files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date Comerica stops offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. Comerica is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

The Comerica Capital Trusts

There are no separate financial statements of the Comerica Capital Trusts in this prospectus. Comerica does not believe the financial statements would be helpful to the holders of the capital securities of the Comerica Capital Trusts because:

•	Comerica, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each Comerica Capital Trust;

•	neither of the Comerica Capital Trusts has any independent operations or proposes to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of such Comerica Capital Trust and investing the proceeds in subordinated debt securities issued by Comerica; and

•	the obligations of each Comerica Capital Trust under the capital securities will be fully and unconditionally guaranteed by Comerica. See “Description of Capital Securities Guarantees.”

Neither of the Comerica Capital Trusts is currently subject to the information reporting requirements of the Exchange Act. Each Comerica Capital Trust will be exempt from these requirements following the effectiveness of the registration statement that contains this prospectus.